UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Pure Storage, Inc.
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PURESTORAGE®

Notice of 2019 Annual Meeting of Stockholders

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME	LOCATION	RECORD DATE
June 20, 2019 at 10:00 a.m. PT	Via live webcast at www.virtualshareholdermeeting.com/ PSTG2019	April 25, 2019. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

VOTING PROPOSALS

Board Recommendation
PROPOSAL 1: To elect three Class I directors, Charles Giancarlo, Scott Dietzen and John Colgrove, to serve until our annual meeting of stockholders in 2022;	FOR each Class I director nominee
PROPOSAL 2: To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2020;	FOR
PROPOSAL 3: To approve an amendment to our 2015 Employee Stock Purchase Plan;	FOR
PROPOSAL 4: To consider an advisory vote on the compensation of our named executive officers, as described in this proxy statement; and	FOR
PROPOSAL 5: To conduct any other business properly brought before the meeting.	FOR
These items of business are more fully described in the proxy materials accompanying this notice.
By Order of the Board of Directors
CHARLES GIANCARLO
Chairman and Chief Executive Officer
Mountain View, California
May 8, 2019

You are cordially invited to attend the virtual annual meeting. Whether you expect to attend the meeting, you are urged to vote and submit your proxy by following the procedures described in the proxy card. Even if you have voted by proxy, you may still vote during the meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote during the meeting, you must follow the instructions from such agent.

2019 PROXY STATEMENT	3

COMPANY OVERVIEW
We help innovators to build a better world with data. As data continues to grow and organizations strive to mine intelligence from data and the need for real-time analytics increases, we are focused on delivering software-defined data storage solutions that are uniquely fast and cloud-unifying, enabling customers to maximize the value of data, gain competitive advantage and keep pace with cutting edge developments. Our innovative data platform replaces storage systems designed for mechanical disk with all-flash systems optimized end-to-end for solid-state memory. One of the fastest growing enterprise IT companies in history, Pure Storage enables customers to quickly adopt next-generation technologies, including artificial intelligence and machine learning, to help maximize the value of their data for competitive advantage. Our innovative business model replaces the traditional forklift upgrade cycle with an Evergreen Storage subscription model for hardware and software innovation, support and maintenance.
We were incorporated in October 2009 and are headquartered in Mountain View, California, with operations throughout the world. Our primary offerings include our FlashArray and FlashBlade products, inclusive of our Purity Operating Environment software, our Pure1 cloud-based management and support software, FlashStack and Artificial Intelligence Ready Infrastructure, our joint converged Infrastructure offerings, and Evergreen Storage Service, a cloud-like, storage consumption offering. In addition, in November 2018, we announced the launch of our Cloud Data Services, a suite of new cloud offerings that will enable customers to invest in a single storage architecture that unifies application deployments on-premises and on the cloud.
We have experienced substantial growth over the past three years. Our revenue was $739.2 million, $1,024.8 million, and $1,359.8 million for the years ended January 31, 2017, 2018 and 2019 representing year-over-year revenue growth of 39% and 33% for our two most recent years, and our headcount was over 1,700 employees, over 2,100 employees and over 2,800 employees as of January 31, 2017, 2018, and 2019, representing headcount growth of greater than 50% over the last two years.
Since launching in May 2012, our customer base has grown to over 5,800 customers, including over 40% of the Fortune 500. Our customers include enterprise and commercial organizations, cloud, systems integrators, and service providers across a diverse set of industry verticals, consumer web, education, energy, financial services, governments, healthcare, manufacturing, media, retail and telecommunications. Our data services are used for a broad set of use cases, including database applications, large-scale analytics, artificial intelligence/machine learning, private and public cloud infrastructure and webscale applications, virtual server infrastructure and virtual desktop infrastructure. Our data platform helps customers scale their businesses through real-time and more accurate analytics, increase employee productivity, improve operational efficiency, and deliver more compelling user experiences to their customers and partners. Our sales force works collaboratively with our global network of distribution and channel partners, which provides us broad sales reach while maintaining direct customer engagement.

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PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement.
MATTERS TO BE VOTED ON

PROPOSAL 1: ELECTION OF CLASS I DIRECTORS
Charles Giancarlo, John Colgrove and Scott Dietzen have been nominated for election as Class I directors. Our board of directors and nominating and corporate governance committee believe that the director nominees possess the necessary qualifications to provide effective oversight of the business and quality advice to our broader management team.

The board of directors recommends a vote FOR each nominee

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our board of directors and audit committee believe that the continued retention of Deloitte & Touche LLP for the fiscal year ending January 31, 2020 is in the best interests of our company and its stockholders. As a matter of good corporate governance, our board of directors is asking stockholders to ratify the audit committee’s selection of the independent registered public accounting firm.

The board of directors recommends a vote FOR this proposal

PROPOSAL 3: APPROVE AN AMENDMENT TO OUR 2015 EMPLOYEE STOCK PURCHASE PLAN
Our board of directors and compensation committee believe it is in the best interests of our company to increase the number of shares reserved for issuance under the 2015 Employee Stock Purchase Plan by 5,000,000 shares.

The board of directors recommends a vote FOR this proposal

PROPOSAL 4: ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Our executive compensation program is designed to promote long-term stockholder value creation and support our strategy by encouraging growth while prudently managing profitability and risk, attracting and retaining key talent, and appropriately aligning pay with performance.

The board of directors recommends a vote FOR this proposal

2019 PROXY STATEMENT	5

PROXY STATEMENT SUMMARY

FISCAL 2019 BUSINESS AND FINANCIAL HIGHLIGHTS
We made excellent progress on our key company initiatives in our fiscal year ended January 31, 2019 (fiscal 2019). We invested in key markets and growth areas: the Global 2000, Cloud 1000, and next-generation analytics and AI. We now provide hybrid-cloud offerings, solutions for rapid restore, and over 80% of our system capacity now ships as NVMe. With our leading software and business model, we continued to deliver industry-leading customer delight, as evidenced by our Net Promoter Score of 86.6.

REVENUES	ADDITIONAL HIGHLIGHTS

(in billions)
✓    We maintained our industry-leading gross product margins.
✓    We grew our international revenue from 26% of revenue in fiscal 2018 to 28% of revenue in fiscal 2019.
✓    We exceeded our operating margin guidance for the full year.
✓    We increased our total customer count to over 5,800, up from 4,500 a year prior, an increase of 30% year over year.
✓    We continued our industry-leading delivery of important new products opening up new markets.

As we look ahead to our fiscal year ended January 31, 2020 (fiscal 2020) and beyond, we are excited about Pure Storage's market-leading momentum. We will continue to invest in the strategy we outlined last year.
Our new product and service offerings have positioned Pure strategically in front of four major growth trends reshaping our industry and growing in importance for CIOs: hybrid cloud, fast, consolidated data architectures, AI and analytics, and the transition from slow data backup to rapid restore. Considering all of our new offerings, we believe our addressable market has grown substantially, by our estimates from $35 billion to $50 billion.
As we embark on fiscal 2020, we are focused on continued industry-leading growth, expansion of our solutions, and advancing what makes Pure great: unrelenting innovation and a laser focus on customer delight.

6

PROXY STATEMENT SUMMARY

CORPORATE GOVERNANCE HIGHLIGHTS
BOARD COMPOSITION SNAPSHOT
Director tenure as of May 8, 2019:

DIRECTOR TENURE

GENDER DIVERSITY	INDEPENDENCE

BOARD MEMBERS
The following table provides summary information about each director nominee and other directors as of May 8, 2019.

					Board Committees
Name	Class	Age	Independent	Director Since	Audit	Compensation	Nominating and Corporate Governance
2019 Director Nominees
Charles Giancarlo Chairman and Chief Executive Officer	I	61	No	2017
Scott Dietzen Vice Chairman and Former CEO, Pure Storage	I	56	No	2010
John “Coz” Colgrove Chief Technology Officer, Pure Storage	I	56	No	2009
Continuing Directors
Roxanne Taylor Former Chief Marketing and Communications Officer, Accenture	II	62	Yes	2019
Susan Taylor Chief Accounting Officer, Facebook	III	50	Yes	2018
Mike Speiser Managing Director, Sutter Hill Ventures	II	48	Yes	2009
Mark Garrett Former Chief Financial Officer, Adobe Systems	II	61	Yes	2015
Anita Sands Former Group Managing Director and Head of Change Leadership, UBS Financial Services	III	42	Yes	2015
Frank Slootman Chief Executive Officer, Snowflake and Former CEO, ServiceNow	II	60	Yes	2014
Jeff Rothschild Advisor and Venture Partner, Accel Partners	III	64	Yes	2018

Chair	Member	Member/Financial Expert	Chair/Financial Expert

2019 PROXY STATEMENT	7

PROXY STATEMENT SUMMARY

EXECUTIVE COMPENSATION HIGHLIGHTS
At the beginning of fiscal 2019, our compensation committee approved compensation packages for our executive officers that continued to shift compensation toward a “pay for performance” philosophy. Fiscal 2019 bonus awards transitioned from reliance on a quarterly revenue metric to annual revenue and profit metrics, and fiscal 2019 equity awards became entirely dependent on an annual revenue metric, shifting from half time-based and half performance-based awards in fiscal 2018, to 100% performance-based awards in fiscal 2019. These equity awards are further subject to time-based vesting over a multi-year period. Details of these awards and the performance metrics are discussed in detail in the section titled “Compensation Discussion and Analysis” below.
OUR EXECUTIVE COMPENSATION PRACTICES
Our executive compensation policies and practices reinforce our “pay for performance” philosophy and ensure that compensation is meaningfully tied to the creation of long-term stockholder value. Listed below are highlights of our fiscal 2019 compensation policies and practices:

WHAT WE DO	WHAT WE DON’T DO
•    Performance-based cash and equity incentives
•    Caps on performance-based cash and equity incentive compensation
•    100% independent directors on our compensation committee
•    Independent compensation consultant engaged by our compensation committee
•    Annual review and approval of our compensation strategy
•    Significant portion of executive compensation based on corporate metrics
•    Three-year equity award vesting period in addition to performance requirements
•    Limited and modest perquisites

•    No “single trigger” change of control payments or benefits
•    No post-termination retirement or pension-type non-cash benefits
•    No perquisites other than those available to our employees generally
•    No tax gross-ups for change of control payments or benefits

OUR FISCAL 2019 EXECUTIVE OFFICER PAY
The charts below show the pay mix of our CEO and other named executive officers and the components of their pay for fiscal 2019 (based on the values reported in the Summary Compensation Table). These charts illustrate the predominance of at-risk and performance-based components in our regular executive compensation program. We believe these components provide a compensation package that helps attract and retain qualified individuals, focuses the efforts of our executive officers on the achievement of both our short-term and long-term objectives and aligns the interests of our executive officers with those of our stockholders.

CEO

Average of All Other NEOs

8

Proxy Statement Summary	5	Our Executive Officers	36
		Compensation Discussion and Analysis	38
Proposal 1 – Election of Directors	11
		Executive Compensation	48
Nominees for Election Until the 2022 Annual Meeting of Stockholders
	12	Summary Compensation Table for Fiscal 2019	48
Board of Directors Role and Responsibilities	17	Grants of Plan–Based Awards Table in Fiscal 2019	49
Board Structure and Processes	20	Outstanding Equity Awards as of January 31, 2019	50
Transactions with Related Persons	24	Stock Awards Vested and Options Exercised in Fiscal 2019
Director Compensation	25		51
		Employment, Severance and Change in Control Agreements
Proposal 2 – Ratification of Selection of Independent Registered Public Accounting Firm			51
	28	Pay Ratio Information	54

Pre-Approval Policies and Procedures	29	Stock Ownership Information	55
Audit Committee Report	29
		Security Ownership	55
Proposal 3 – Approval of Amendment to 2015 Employee Stock Purchase Plan		Delinquent Section 16(a) Reports	56
	30	Equity Compensation Plan Information	57

Proposal 4 – Advisory Vote on Executive Compensation		Questions and Answers about These Proxy Materials and Voting
	35		58

Compensation Committee Report	35	Appendix A	A-1

2019 PROXY STATEMENT	9

650 Castro Street
Mountain View, California 94041
PROXY STATEMENT
For the 2019 Annual Meeting of Stockholders
To Be Held On June 20, 2019 at 10:00 a.m. PT
Our board of directors is soliciting your proxy to vote at the 2019 annual meeting of stockholders of Pure Storage, Inc., a Delaware corporation (Pure Storage), to be held virtually, via live webcast at www.virtualshareholdermeeting.com/PSTG2019, originating from Mountain View, California, on Thursday, June 20, 2019 at 10:00 a.m. Pacific Time, and any adjournment or postponement thereof.
For the meeting, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K, to our stockholders primarily via the internet. Beginning on or about May 8, 2019, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the Notice) that contains notice of the meeting and instructions on how to access our proxy materials on the internet, how to vote at the meeting, and how to request printed copies of the proxy materials. Stockholders may request to receive all future materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. A stockholder’s election to receive proxy materials by mail or email will remain in effect until revoked. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact and cost of our annual meetings.
Only stockholders of record at the close of business on April 25, 2019 will be entitled to vote at the meeting. On this record date, there were 252,830,075 shares of Class A common stock outstanding and entitled to vote (common stock). Each holder of common stock will have the right to one vote per share. During fiscal 2019 (as defined below), all shares of our Class B common stock converted into Class A common stock and all of our stockholders now have one vote for each share of common stock held. A list of stockholders entitled to vote at the meeting will be available for examination during normal business hours for ten days before the meeting at our address above. The stockholder list will also be available online during the meeting. If you plan to attend the meeting online, please see the instructions elsewhere in this proxy statement.
In this proxy statement, we refer to Pure Storage, Inc. as “Pure Storage,” “we” or “us” and the board of directors of Pure Storage as “our board of directors.” Pure Storage’s Annual Report on Form 10-K, which contains consolidated financial statements as of and for the year ended January 31, 2019 (fiscal 2019), accompanies this proxy statement. You also may obtain a copy of Pure Storage’s Annual Report on Form 10-K for fiscal 2019 that was filed with the Securities and Exchange Commission (SEC), without charge, by writing to our Secretary at our address above.

10

PROPOSAL 1 ELECTION OF DIRECTORS
Our board of directors recommends a vote FOR all Class I director nominees.
Our board of directors consists of ten members. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election. Our directors are divided into the three classes. Any directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.
Dr. Dietzen and Messrs. Colgrove and Giancarlo are currently directors of Pure Storage and have been nominated to continue to serve as Class I directors. Each of these nominees has agreed to stand for reelection at the meeting. Our management has no reason to believe that any nominee will be unable to serve. If elected at the meeting, each of these nominees would serve until the annual meeting of stockholders to be held in 2022 and until his successor has been duly elected, or if sooner, until the director’s death, resignation or removal.
Our nominating and corporate governance committee seeks to assemble a board of directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the committee has identified and evaluated nominees in the broader context of our board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities deemed critical to effective functioning of our board of directors. Each of the nominees is currently a director.
VOTE REQUIRED
Directors are elected by a plurality of the votes of the holders of shares present at the meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by us.
DIRECTOR NOMINATION AND BOARD REFRESHMENT PROCESS
In evaluating candidates for our Board, our nominating and corporate governance committee considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the company, having the ability to read and understand basic financial statements, demonstrated commitment to the highest personal integrity and ethics, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of Pure Storage’s stockholders. These qualifications may be modified from time to time. The committee also considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of our board of directors and the company, to maintain a balance of knowledge, experience and capability. The committee takes into account the current composition of our board of directors, the operating requirements of the company and the long-term interests of stockholders.
In the case of incumbent directors whose terms of office are set to expire, our nominating and corporate governance committee will review directors’ prior service to Pure Storage, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, our nominating and corporate governance committee also evaluates whether the nominee is independent for NYSE purposes, based upon applicable NYSE listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Our nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our board of directors. Our nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our board of directors.

2019 PROXY STATEMENT	11

PROPOSAL 1 ELECTION OF DIRECTORS

Our nominating and corporate governance committee intends to evaluate director candidates recommended by stockholders based on the factors and qualifications discussed above, though it has not implemented a formal policy regarding such process. The committee may implement a formal policy regarding consideration of director candidates recommended by stockholders in the future.
Below is a summary of the primary skills, experience and qualifications that our directors bring to our board of directors:

•	Executive leadership

•	Technology expertise

•	Sales and marketing experience

•	Finance and accounting expertise

•	Operational experience

•	Experience in the Enterprise IT industry
Our board of directors believes that rotation of directors is integral to an effective governance structure. Moreover, rotation brings diverse viewpoints and new perspectives, a variety of skills and professional experiences, which are important components of governance and promoting the long-term interests of stockholders. In identifying board candidates, our board of directors seeks candidates with diverse backgrounds, and believes that a greater breadth of personal and professional experience improves the quality of decision making and enhances business performance. Our board of directors has a balance of new and continuing directors, with average tenure of approximately 4.4 years as of May 8, 2019. Since the start of fiscal 2019, we appointed three new independent directors, including two women.
NOMINEES FOR ELECTION UNTIL THE 2022 ANNUAL MEETING OF STOCKHOLDERS

CHARLES GIANCARLO Chairman

Chairman and Chief Executive Officer Age: 61 Director Since: August 2017 Committee: None
BACKGROUND
Mr. Giancarlo has served as our Chief Executive Officer since August 2017, and as our Chairman since September 2018. Mr. Giancarlo previously served as Managing Director, Head of Value Creation and later Senior Advisor at Silver Lake Partners, a private investment firm, from 2007 to 2015, where he focused on investment and business improvement opportunities for Silver Lake’s portfolio companies. From 2008 to 2009, Mr. Giancarlo served as Interim President and CEO of Avaya. Prior to that, from 1993 to 2007, Mr. Giancarlo served in senior executive roles at Cisco Systems, including Chief Technology Officer and Chief Development Officer and is credited with introducing many new technologies including Ethernet Switching, WiFi, IP Telephony and Telepresence. Mr. Giancarlo currently serves on the boards of directors of Arista Networks, Inc. and zScaler, Inc. Mr. Giancarlo previously served on the boards of directors of Accenture plc, Netflix, ServiceNow, Avaya, Imperva and Tintri. Mr. Giancarlo received a B.S. in Engineering from Brown University, a M.S. in Electrical Engineering from the University of California, Berkeley, and an M.B.A. from Harvard Business School.
QUALIFICATIONS FOR BOARD SERVICE
Mr. Giancarlo’s qualifications for board service include his extensive executive leadership and operational experience, as well as his relevant industry knowledge.

12

PROPOSAL 1 ELECTION OF DIRECTORS

JOHN “COZ” COLGROVE

Founder, Chief Technology Officer and Director Age: 56 Director Since: October 2009 Committee: None
BACKGROUND
Mr. Colgrove has served as our Chief Technology Officer and as a member of our board of directors since founding Pure Storage in October 2009. In 2009, Mr. Colgrove served as an Entrepreneur in Residence at Sutter Hill Ventures, a venture capital firm. From 2005 to 2008, Mr. Colgrove served as a Fellow and Chief Technology Officer for the Datacenter Management Group of Symantec. Mr. Colgrove was one of the founding engineers and a Fellow at Veritas Software Corp., a provider of storage management solutions, which merged with Symantec in 2005. Mr. Colgrove earned his B.S. in Computer Science from Rutgers University and holds over 150 patents in the areas of system, data storage and software design.
QUALIFICATIONS FOR BOARD SERVICE
Mr. Colgrove’s qualifications for board service include his industry knowledge and his experience as a founder of Pure Storage, as well as his leadership experience and deep technical expertise.

SCOTT DIETZEN

Vice Chairman and Director Age: 56 Director Since: October 2010 Committee: None
BACKGROUND
Dr. Dietzen has served as our Vice Chairman since September 2018. Dr. Dietzen previously served as our Chief Executive Officer from October 2010 to August 2017, and as our Chairman from August 2017 to September 2018. From 2007 to 2009, Dr. Dietzen served in various roles at Yahoo! Inc., an internet technology company, including as interim Senior Vice President of Yahoo! Communications and Communities. From 2005 to 2007, Dr. Dietzen served as President and Chief Technology Officer of Zimbra, Inc., a provider of open source messaging and collaboration software until its sale to Yahoo! in 2007. From 1998 to 2004, Dr. Dietzen served in various roles at BEA Systems, Inc., including as BEA Systems’ Chief Technology Officer. He had served as Vice President, Marketing at WebLogic, Inc., a provider of web application servers, which BEA Systems acquired in 1998. Dr. Dietzen previously served as Principal Technologist at Transarc Corporation, a filesystem software company that was acquired by IBM. He earned a B.S. in Applied Mathematics and Computer Science and a M.S. and Ph.D. in Computer Science from Carnegie Mellon University.
QUALIFICATIONS FOR BOARD SERVICE
Dr. Dietzen’s qualifications for board service include his deep technology background and his extensive leadership experience across a range of technology companies.

2019 PROXY STATEMENT	13

PROPOSAL 1 ELECTION OF DIRECTORS

CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 2020 ANNUAL MEETING OF STOCKHOLDERS

MARK GARRETT Independent

Former Chief Financial Officer, Adobe Systems Age: 61 Director Since: July 2015 Committee: Audit Committee (Chair)
BACKGROUND
From February 2007 to April 2018, Mr. Garrett served as Executive Vice President and Chief Financial Officer of Adobe Systems Incorporated, a producer of creative and digital marketing software. From 2004 to 2007, Mr. Garrett served as Senior Vice President and Chief Financial Officer of the Software Group of EMC Corporation, an information technology company. From 2002 to 2004 and from 1997 to 1999, Mr. Garrett served as Executive Vice President and Chief Financial Officer of Documentum, Inc., including throughout its acquisition by EMC in December 2003. Mr. Garrett currently serves on the board of directors of Cisco Systems, Inc. and GoDaddy, Inc. Mr. Garrett previously served on the boards of directors of Model N, Inc. from 2008 to 2016 and Informatica Corporation from 2008 to 2015. Mr. Garrett earned a B.S. in accounting and marketing from Boston University and an M.B.A. from Marist College.
QUALIFICATIONS FOR BOARD SERVICE
Mr. Garrett’s qualifications for board service include his extensive management and financial experience, as well as his relevant industry knowledge.

MIKE SPEISER Independent

Managing Director, Sutter Hill Ventures Age: 48 Director Since: October 2009 Committee: None
BACKGROUND
Since 2008, Mr. Speiser has served as a Managing Director at Sutter Hill Ventures, a venture capital firm. From 2007 to 2008, Mr. Speiser served as Vice President of Community Products at Yahoo! Inc. From 2006 to 2007, Mr. Speiser served as President and Chief Executive Officer of Bix, Inc., an internet company that Mr. Speiser founded. From 2005 to 2006, Mr. Speiser served as a technical advisor to Symantec. From 2001 to 2005, Mr. Speiser served as Vice President of Product Management and Product Marketing at Veritas Software. Mr. Speiser earned a B.A. in Political Science from the University of Arizona and an M.B.A. from Harvard Business School.
QUALIFICATIONS FOR BOARD SERVICE
Mr. Speiser’s qualifications for board service include his early and active involvement with Pure Storage and his extensive leadership and operational experience, as well as his perspective as a venture investor.

14

PROPOSAL 1 ELECTION OF DIRECTORS

FRANK SLOOTMAN Independent

Chief Executive Officer, Snowflake and Former Chief Executive Officer, ServiceNow Age: 60 Director Since: May 2014 Committee: Compensation Committee (Chair)
BACKGROUND
Mr. Slootman currently serves as the Chief Executive Officer, Snowflake Inc., a cloud data warehouse company. From October 2016 to June 2018, Mr. Slootman served as the Chairman of ServiceNow, Inc., an enterprise IT cloud company. From May 2011 to April 2017, Mr. Slootman served as President and Chief Executive Officer and as a member of the board of directors of ServiceNow. From January 2011 to April 2011, Mr. Slootman served as a Partner with Greylock Partners, a venture capital firm. From 2011 to 2012, Mr. Slootman served as an advisor to EMC Corporation. From 2009 to 2011, Mr. Slootman served as President of the Backup Recovery Systems Division at EMC. From 2003 to 2009, Mr. Slootman served as President and Chief Executive Officer of Data Domain Corporation, an information technology company, which was acquired by EMC in 2009. Mr. Slootman served as a member of the board of directors of Imperva, Inc. from 2011 to 2016. Mr. Slootman earned undergraduate and graduate degrees in Economics from the Netherlands School of Economics, Erasmus University Rotterdam.
QUALIFICATIONS FOR BOARD SERVICE
Mr. Slootman’s qualifications for board service include his extensive leadership and operational experience, as well as his relevant industry knowledge.

ROXANNE TAYLOR Independent

Former Chief Marketing and Communications Officer, Accenture Age: 62 Director Since: February 2019 Committee: None
BACKGROUND
From 2007 until December 2017, Ms. Taylor served as Chief Marketing and Communications Officer at Accenture, a global professional services company. From 1995 to 2007, Ms. Taylor served in various marketing positions at Accenture including managing director corporate and financial communications and director of marketing & communications for the Financial Services practice. Before joining Accenture, Ms. Taylor served in corporate communications, investor relations, and senior marketing positions at Reuters and Citicorp/Quotron from 1993 to 1995 and 1989 to 1993, respectively. Ms. Taylor received a B.A. in Psychology from University of Maryland, College Park.
QUALIFICATIONS FOR BOARD SERVICE
Ms. Taylor’s qualifications for board service include her extensive marketing experience, as well as her technology industry knowledge.

2019 PROXY STATEMENT	15

PROPOSAL 1 ELECTION OF DIRECTORS

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2021 ANNUAL MEETING OF STOCKHOLDERS

JEFF ROTHSCHILD Independent

Advisor and Venture Partner, Accel Partners Age: 64 Director Since: March 2018 Committees: Nominating and Corporate Governance Committee
BACKGROUND
Since 1999, Mr. Rothschild has served as an Advisor and Venture Partner at Accel Partners. Mr. Rothschild was the VP of Infrastructure Engineering at Facebook from 2005 to 2015. Mr. Rothschild previously co-founded Veritas Software Corp., a provider of storage management solutions, where his role included product strategy, sales and marketing. Prior to Veritas, Mr. Rothschild worked with a number of companies in the areas of storage management, system software and networking. Mr. Rothschild is the Vice-Chairman of The Vanderbilt University Board of Trustees. Mr. Rothschild holds an M.S. in Computer Science and a B.A. in Psychology from Vanderbilt University.
QUALIFICATIONS FOR BOARD SERVICE
Mr. Rothschild’s qualifications for board service include his extensive technical and executive leadership and operational experience, as well as his relevant infrastructure knowledge and customer perspective.

ANITA SANDS Independent

Former Group Managing Director and Head of Change Leadership, UBS Financial Services Age: 42 Director Since: July 2015 Committees: Audit Committee, Nominating and Corporate Governance Committee (Chair)
BACKGROUND
From 2012 to 2013, Dr. Sands served as Group Managing Director and Head of Change Leadership and a member of the Wealth Management Americas Executive Committee of UBS Financial Services, a global financial services firm. From 2010 to 2012, Dr. Sands served as Group Managing Director and Chief Operating Officer of Wealth Management Americas at UBS Financial Services. From 2009 to 2010, Dr. Sands served as Transformation Consultant at UBS Financial Services. From 2008 to 2009, Dr. Sands served as Managing Director, Head of Transformation Management at Citigroup’s Global Operations and Technology organization. Prior to that, Dr. Sands also held several leadership positions with RBC Financial Group and CIBC. Dr. Sands currently serves on the board of directors of Symantec and ServiceNow, Inc. Dr. Sands earned a B.S. in Physics and Applied Mathematics from The Queen’s University of Belfast, Northern Ireland, a Ph.D. in Atomic and Molecular Physics from The Queen’s University of Belfast, Northern Ireland and a M.S. in Public Policy and Management from Carnegie Mellon University.
QUALIFICATIONS FOR BOARD SERVICE
Dr. Sands’ qualifications for board service include her extensive leadership and operational experience at global financial services firms, as well as her service as a director of multiple large technology companies.

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SUSAN TAYLOR Independent

Chief Accounting Officer, Facebook Age: 50 Director Since: October 2018 Committees: Audit Committee, Compensation Committee
BACKGROUND
Since April 2017, Ms. Taylor has served as Chief Accounting Officer of Facebook, Inc. From January 2012 to March 2017, Ms. Taylor served as Vice President, Controller, and Chief Accounting Officer of LinkedIn Corporation, a professional social networking company. From 2009 to 2012, Ms. Taylor served as the Vice President, Controller, and Chief Accounting Officer of Silver Spring Networks, Inc., a provider of networking solutions, and from 2008 to 2009, Ms. Taylor served as the Senior Director, Accounting Policy of Yahoo! Inc. Prior to Yahoo!, Ms. Taylor spent over thirteen years at PricewaterhouseCoopers LLP, an accounting firm, in various accounting roles. Ms. Taylor received a bachelor of commerce degree from the University of Toronto, and is a Certified Public Accountant (inactive) in California.
QUALIFICATIONS FOR BOARD SERVICE
Ms. Taylor’s qualifications for board service include her extensive management and financial experience, as well as her technology industry knowledge and operational experience.

BOARD OF DIRECTORS ROLE AND RESPONSIBILITIES
RISK OVERSIGHT
Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, improve long-term organizational performance, and enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. The involvement of our full board of directors in reviewing our business is an integral aspect of its assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk.

Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function.

Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct.

At periodic meetings of our board of directors and its committees, management reports to and seeks guidance from our board and its committees with respect to the most significant risks that could affect our business, such as legal, cyber-security, financial, tax and audit related risks. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and investment policy and practices.

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COMPENSATION RISK ASSESSMENT
Our compensation committee assesses and monitors whether any of our compensation policies, practices and programs has the potential to encourage excessive risk-taking. Based on that review, we have concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on our company for the following reasons:

•	Our equity awards for senior executive officers have both performance vesting criteria, as well as time-based vesting criteria, which balances competing short-term and long-term incentives;

•	Our equity awards are full value awards and are granted on an annual basis with long-term, overlapping vesting periods to motivate recipients to focus on sustained stock price appreciation;

•	Our performance equity and bonus awards contain a cap on maximum payout;

•
Our compensation committee has retained an independent compensation consultant to provide objective advice on matters related to the compensation of our executive officers and non-employee directors, including best practices and governance issues; and

•	Our compensation committee annually reviews competitive benchmarking data in setting pay mix, targets and long-term incentive elements for our executive officers’ packages.
HUMAN CAPITAL MANAGEMENT
Our success depends on our ability to attract, retain and develop talented and skilled employees. We believe that diversity drives innovation. In building and managing our workforce, we seek to invest in creating a diverse and inclusive environment where everyone can bring their whole self to the workplace. These efforts include:

•	Building Pure Storage's global talent brand as an employer of choice for diverse, innovative talent through external channels and by creating an aligned internal employee experience.

•	Investing significant resources to develop the talent needed to keep Pure at the forefront of innovation, including a number of web-based and in-person training initiatives.

•
Ensuring that employees understand how their work contributes to the company’s overall goals and strategy. We use a variety of communications channels to facilitate open and direct communication, including open town-hall forums with our executives, and annual employee voice surveys to identify strengths and opportunities for improvement.

•	Engagement through employee resource groups including women, LGBTQ+, veterans, and individuals with differing abilities.
We also invest in the well-being of our employees through a comprehensive compensation and benefits strategy that includes competitive salary, annual incentive awards for nearly all employees, generous paid time off, and other benefits to promote financial, physical and emotional well-being.
CORPORATE RESPONSIBILITY AND CITIZENSHIP
COMPLIANCE AND ETHICS
We pride ourselves on our culture and our company values. We strive to embody these values in everything we do. Just as important are our underlying common principles of Integrity, Honesty and Respect for Others—these truly define Pure and are at the heart of our code of conduct, which applies to all of our directors, officers and employees. Our code of conduct goes beyond merely fulfilling legal requirements—at Pure, conduct counts. All of our employees are required to complete training courses on our code of conduct. In addition, we conduct mandatory trainings to address compliance risks associated with specific roles in our company. We plan to disclose future amendments to certain provisions of our code of conduct, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors, on our website.
Our board of directors has also adopted a set of guidelines that establish the corporate governance policies pursuant to which our board of directors intends to conduct its oversight of the business of Pure Storage in accordance with its fiduciary responsibilities.
Our code of conduct, applicable waivers thereof, and our corporate governance guidelines are available in the “Corporate Governance” section of our investor relations website at investor.purestorage.com.

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PROPOSAL 1 ELECTION OF DIRECTORS

PURE GOOD FOUNDATION
The Pure Good Foundation (Pure Good) was established in 2015 with an employee-approved stock endowment to continue and deepen employee engagement in our communities around the world. The foundation operates with the mission to empower our employees and non-profit partners to build a better world through service, technology and engagement. To date, the foundation has funded initiatives such as Kaboom! playground builds in Redwood City and Chicago, and an annual 4-day bike ride in EMEA, raising funds for Action Medical Research.
The foundation divides its philanthropic efforts across three areas:

INVESTING IN INNOVATION	GLOBAL INTEREST GRANTS	HANDS ON VOLUNTEERISM
Innovation is a core value of Pure Storage, and by extension Pure Good invests in innovative solutions to pressing problems facing youth.
Focused on our core value of teamwork, funding is provided to Pure Storage teams of five or more employees to support initiatives of their choosing and may include grants to fundraise for other organizations, undertake team building activities, or provide direct community assistance.

Pure Good matches Pure Storage employees with youth-based organizations that are local to where they live and work across the globe. Matches are made between needs identified by these organizations and the appropriate skill set of Pure employees.

Pure Good’s fiscal 2019 highlights include:

Raising $200,000 from employees to support Kidspire programs in Vietnam. Kidspire used those funds to build out an Innovation Lab, creating a first-of-its’ kind educational space in Vietnam, giving 105 students in an orphanage access to technology and maker space. In addition, this program funded the new Lead VN program, which provides access to college and career opportunities for students who are aging out of orphanages. In addition to our financial contribution, a team of ten Pure Storage employees worked with Kidspire for two weeks to support this project.

Funding and completing a Kaboom! playground build in North Chicago. By utilizing fundraising through our annual Golf4Good tournament, we worked directly with the North Chicago community to create and install a playground in the Manchester Knolls Housing Cooperative, serving 500 low-income residents and creating opportunity for healthy play and community building on their new playground.

Partnered with Spark for three years, providing the opportunity for students to explore different career opportunities, build key skills, and access a window of possibilities that would not otherwise be available, mentor one-day tech overview for local low-income students, as well as provide a spring semester partnership with 1:1 mentors weekly at Pure Storage.

HOUSING TRUST SILICON VALLEY
As a company headquartered in Silicon Valley, we believe we have a responsibility to help solve the challenge of affordable housing. In November 2018, we invested $5 million in the TECH Fund, a program started by Housing Trust Silicon Valley to help build affordable homes in the Bay Area. The fund’s goal is to create 10,000 affordable housing opportunities in its first 10 years, and has already started about 1,500 homes across fifteen developments in Silicon Valley, with more than half for families, a third for the homeless and/or permanent supportive housing, and one in five for seniors.
PRODUCT AND SUPPLY CHAIN ACCOUNTABILITY
We work to ensure an ethical supply chain in the production of our industry-leading products. We are members of the Responsible Business Alliance, and abide by their principles and code of conduct. At Pure, we think about the effect on the planet of our products from production, to installation, to end of life. In all of our manufacturing operations, we ensure that we are complying with environmental regulations and recycling our product on a country by country basis, and our product organically empowers our customers through green technology that supports their energy sustainability goals.

2019 PROXY STATEMENT	19

PROPOSAL 1 ELECTION OF DIRECTORS

COMMUNICATIONS WITH OUR BOARD OF DIRECTORS
Stockholders or interested parties who wish to communicate with our board of directors or with an individual director may do so by mail to our board of directors or the individual director, care of our Secretary at 650 Castro Street, Mountain View, California 94041. The communication should indicate that it contains a stockholder or interested party communication. All such communication will be forwarded to the director or directors to whom the communication is addressed. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the Chair of the Audit, Compensation, or Nominating and Corporate Governance Committee.
BOARD STRUCTURE AND PROCESSES
BOARD LEADERSHIP
Mr. Giancarlo serves as Chairman of our board of directors and Dr. Dietzen serves as Vice Chairman of our board of directors. Our board of directors does not have a lead independent director. Our board of directors believes that the current board leadership structure, coupled with a strong emphasis on board independence, provides effective independent oversight of management while allowing the board and management to benefit from the extensive executive leadership and operational experience of Mr. Giancarlo and Dr. Dietzen. Independent directors and management sometimes have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside of our company, while Dr. Dietzen and Messrs. Colgrove and Giancarlo bring company-specific experience and expertise.
DIRECTOR INDEPENDENCE
Our common stock is listed on the New York Stock Exchange (NYSE). Under the listing requirements and rules of the NYSE, independent directors must comprise a majority of our board of directors.
Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Our board of directors has determined that Dr. Sands and Mses. S. Taylor and R. Taylor, and Messrs. Garrett, Rothschild, Slootman, and Speiser, do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE. Dr. Dietzen and Messrs. Colgrove and Giancarlo are not independent due to their status as our current or former executive officers.
Accordingly, a majority of our directors are independent, as required under applicable NYSE rules. In making this determination, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence.
EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS
In order to promote open discussion among non-management directors, and as required under applicable NYSE rules, our board of directors has a policy of conducting executive sessions of non-management directors during each regularly scheduled board meeting and at such other times if requested by a non-management director. The non-management directors provide feedback to executive management, as needed, promptly after the executive session. Neither Mr. Giancarlo nor Mr. Colgrove participates in such sessions. In addition, we hold executive sessions including only independent directors at least once a year. The presiding director at each executive session is chosen by the directors present at that meeting.
BOARD COMMITTEES
Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may establish other committees to facilitate the management of our business. Copies of the charters of each committee are available in the “Corporate Governance” section of our investor relations website at investor.purestorage.com. Members serve on these committees until their resignation or until otherwise determined by our board of directors. The composition and functions of each committee are described below.

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PROPOSAL 1 ELECTION OF DIRECTORS

AUDIT COMMITTEE

MEETINGS IN FY 2019:
4
MEMBERS:
Mr. Garrett (Chair)
Dr. Sands
Ms. S. Taylor
Our board of directors has determined that Mr. Garrett, Dr. Sands and Ms. S. Taylor are independent under NYSE listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended. Our board of directors has determined that Mr. Garrett and Ms. S. Taylor are each an “audit committee financial expert” within the meaning of SEC regulations. Our board of directors has also determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the board of directors has examined each audit committee member’s scope of experience and the nature of their prior or current employment.

PRIMARY RESPONSIBILITIES:
The primary purpose of the audit committee is to discharge the responsibilities of our board of directors with respect to our accounting, financial and other reporting and internal control practices, to oversee our independent registered accounting firm and to monitor for various business risks. Specific responsibilities of our audit committee include:
•    selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•    helping to ensure the independence and performance of our independent registered public accounting firm;
•    discussing the scope and results of the audit with our independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•    developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•    reviewing risk assessments and steps relating to risk management, including cybersecurity and other business risks;
•    reviewing related party transactions;
•    obtaining and reviewing a report by our independent registered public accounting firm at least annually, that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
•    approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

2019 PROXY STATEMENT	21

PROPOSAL 1 ELECTION OF DIRECTORS

COMPENSATION COMMITTEE

MEETINGS IN FY 2019:
4
MEMBERS:
Mr. Slootman (Chair)
Ms. Taylor
Our board of directors has determined that Mr. Slootman and Ms. S. Taylor are independent under NYSE listing standards, and are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act.

PRIMARY RESPONSIBILITIES:
The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors to oversee our compensation policies, practices and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our compensation committee include:
•    reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;
•    reviewing and recommending to our board of directors the compensation of our directors;
•    reviewing and approving, or recommending that our board of directors approve, the terms of compensatory arrangements with our executive officers;
•    administering our stock and equity incentive plans;
•    selecting independent compensation consultants or other advisers and assessing whether there are any conflicts of interest with any of the committee’s compensation advisers;
•    reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate; and
•    reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.
Under its charter, our compensation committee may form, and delegate authority to, subcommittees as appropriate. See the sections titled “Compensation Discussion and Analysis” and “Director Compensation” for a description of our processes and procedures for the consideration and determination of executive and director compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Neither Mr. Slootman nor Ms. S. Taylor, the members of our compensation committee, is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

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PROPOSAL 1 ELECTION OF DIRECTORS

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

MEETINGS IN FY 2019:
3
MEMBERS:
Dr. Sands (Chair)
Mr. Rothschild
Each member of the nominating and corporate governance committee is independent, is a non-employee director and is free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by the board of directors in accordance with the applicable NYSE listing standards.

PRIMARY RESPONSIBILITIES:
Specific responsibilities of our nominating and corporate governance committee include:
•    identifying, evaluating and selecting, or recommending that our board of directors approve, nominees for election to our board of directors;
•    evaluating the performance of our board of directors and of individual directors;
•    considering and making recommendations to our board of directors regarding the composition of the committees of the board of directors;
•    reviewing developments in corporate governance practices;
•    evaluating the adequacy of our corporate governance practices and reporting;
•    reviewing management succession plans;
•    developing and making recommendations to our board of directors regarding corporate governance guidelines and matters; and
•    overseeing an annual evaluation of the board of directors’ performance.

CORPORATE GOVERNANCE BEST PRACTICES
We are committed to maintain a set of robust corporate governance practices, as well as continuous improvement of those practices, in order to maintain and enhance independent oversight and align our governance with our strategic objectives. These practices include the following:

✓ During fiscal 2019, all shares of our Class B common stock converted into Class A common stock and all of our stockholders now have one vote for each share of common stock held
✓    We have increased the diversity of our board of directors. At the end of fiscal 2018, 11% of our board was composed of women. As of the date of this proxy statement, 30% of our board is composed of women

✓ All of our committees are composed entirely of independent directors
✓    Our board of directors is committed to periodic renewal and rotation. Since the start of fiscal 2019, we increased the size of our board of directors from 9 to 10 members and added three new directors, including two additional female independent directors

✓ Independent directors meet in executive session without management present at each regularly scheduled meeting of the board of directors
✓ With the addition of 3 new directors in fiscal 2019, we reduced the average board tenure from 5.0 years as of January 31, 2018 to 4.64 years as of January 31, 2019
✓ 7 of 10 directors are independent

2019 PROXY STATEMENT	23

PROPOSAL 1 ELECTION OF DIRECTORS

BOARD AND COMMITTEE MEETINGS AND ATTENDANCE
Our board of directors is responsible for the oversight of management and the strategy of our company and for establishing corporate policies. Our board of directors meets periodically during the year to review significant developments affecting us and to act on matters requiring the approval of our board of directors. Our board of directors met five times during our last fiscal year. The audit committee met four times during our last fiscal year. The compensation committee met four times during our last fiscal year. The nominating and corporate governance committee met three times during our last fiscal year. During our last fiscal year, each director attended 75% or more of the aggregate of the meetings of our board of directors and of the committees on which he or she served.
We encourage our directors and nominees for director to attend our annual meeting of stockholders, and six of our directors attended our annual meeting of stockholders in 2018.
BOARD EVALUATIONS AND EDUCATION
Our nominating and corporate governance committee oversees the board evaluation process. The evaluation process has generally utilized a trusted third-party experienced in corporate governance matters, such as our outside counsel, to assist with the evaluation process. In the past, directors have been interviewed by the independent third party and gave feedback on directors, committees and our board of directors in general. Directors responded to questions designed to elicit information to be used in improving the effectiveness of our board of directors. The third party synthesized the results and comments received during such interviews. At subsequent meetings, Dr. Sands, in conjunction with the independent third-party, presented the findings to the nominating and corporate governance committee and our board of directors.
We encourage directors to participate in continuing education programs focused on our business and industry, committee roles and responsibilities and legal and ethical responsibilities of directors, and we will reimburse directors for their expenses associated with this participation. We also encourage our directors to attend company events such as our annual company kick-off event and our user conference.
TRANSACTIONS WITH RELATED PERSONS
The following is a summary of transactions since the beginning of our last fiscal year to which we have been a participant, in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.
EMPLOYMENT ARRANGEMENTS AND EQUITY AWARDS
We have entered into employment offer letters with our executive officers and have adopted a Change in Control Severance Benefit Plan (as defined below). For more information regarding these arrangements, see the section titled “Employment, Severance and Change of Control Agreements.”
We have granted equity awards to our executive officers and certain members of our board of directors. For a description of these equity awards, see the sections titled “Executive Compensation” and “Director Compensation.”
INDEMNIFICATION AGREEMENTS
Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws will provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and bylaws also provides our board of directors with discretion to indemnify our employees and other agents when determined appropriate by the board of directors. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them.

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RELATED-PARTY TRANSACTION POLICY
We have adopted a policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with us without the prior consent of our audit committee, or other independent members of our board of directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to our audit committee, including, but not limited to, whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related-party’s interest in the transaction.
DIRECTOR COMPENSATION
Our non-employee director compensation program is designed to attract, retain and reward qualified non-employee directors and align the financial interests of the non-employee directors with those of our stockholders. Pursuant to this program, each member of our board of directors who is not our employee (other than Dr. Dietzen) receives the cash and equity compensation for board service described below. We also reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in connection with attending board of directors and committee meetings. A director may decline to accept compensation under the policy, or may direct us to donate the payments to the Pure Good Foundation or another charitable organization.

INPUT	PROPOSAL	PRESENTATION	OUTCOME
Compensia provides input on program design considerations	Proposes alternative program designs for consideration	Presents competitive non-employee director compensation data and analyses including compensation data from our peer group
Our board of directors approved increases in the annual retainers for service as a non-employee director, audit committee chair, and nominating and governance committee member, in each case effective as of May 1, 2018

Our compensation committee consults annually with Compensia, Inc. (Compensia), its independent compensation consultant, to review our director compensation program. As part of that annual review, Compensia provides input on program design considerations, proposes alternative program designs for consideration, and presents competitive non-employee director compensation data and analyses including compensation data from our peer group. For fiscal 2019, upon our compensation committee’s recommendation and consistent with Compensia’s recommendation, our board of directors approved increases in the annual retainers for service as a non-employee director, audit committee chair, and nominating and governance committee member, in each case effective as of May 1, 2018.

2019 PROXY STATEMENT	25

PROPOSAL 1 ELECTION OF DIRECTORS

CASH COMPENSATION
During fiscal 2019, eligible directors were entitled to receive cash compensation, paid quarterly in arrears, as follows:

Annual Cash Retainer ($)(1)(2)
Annual retainer	37,000
Additional retainer for audit committee chair	20,000
Additional retainer for audit committee member	10,000
Additional retainer for compensation committee chair	15,000
Additional retainer for compensation committee member	7,500
Additional retainer for nominating and governance committee chair	10,000
Additional retainer for nominating and governance committee member	4,000

(1)
In February 2018, our board of directors approved (i) an increase in the annual retainer from $30,000 to $37,000, (ii) an increase in the additional retainer for compensation committee chair from $12,000 to $15,000, (iii) an increase in the additional retainer for compensation committee member from $6,000 to $7,500, and (iv) an increase in the additional retainer for nominating and governance committee chair from $8,000 to $10,000, each effective as of May 1, 2018.

(2)
In February 2019, our board of directors approved (i) an increase in the annual retainer from $37,000 to $40,000, (ii) an increase in the additional retainer for audit committee chair from $20,000 to $25,000, and (iii) an increase in the additional retainer for nominating and governance committee member from $4,000 to $5,000, each effective as of May 1, 2019.

EQUITY COMPENSATION
Eligible directors were entitled to receive a restricted stock unit (RSU) award for a number of shares equal to $235,000 determined on the basis of the closing price of our common stock on the date of our annual stockholder meeting in June 2018, to vest fully on the anniversary of the date of grant. The director would vest in a prorated portion of the award if he or she resigns in advance of the vesting date. Additionally, new non-employee directors will receive an RSU award for a number of shares equal to $600,000 determined on the basis of the closing price of our common stock on the date of grant. The new non-employee director vests as to 25% of the shares subject to the award on the first anniversary of the grant date, and the remaining 75% of the shares subject to the award in 12 substantially equal quarterly installments thereafter. In the event of a change of control of the company, the director’s awards would immediately vest in full.
FISCAL 2019 DIRECTOR COMPENSATION TABLE
The following table provides information regarding the total compensation paid to our non-employee directors in fiscal 2019. The table excludes Messrs. Colgrove and Giancarlo, who were executive officers during all of fiscal 2019 and did not receive any compensation in their roles as directors in fiscal 2019.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Aneel Bhusri(2)	—	—	—
Mark Garrett	55,250	234,989	290,239
Anita Sands	54,750	234,989	289,739
Frank Slootman	48,000	234,989	282,989
Mike Speiser	35,250	234,989	270,239
Mike Volpi(3)	—	—	—
Jeff Rothschild(4)	33,902	834,986	868,887
Susan Taylor(5)	13,625	717,501	731,126
Scott Dietzen(6)	—	—	—

(1)
As provided in our program, in June 2018, each of Dr. Sands and Messrs. Rothschild, Garrett, Slootman, and Speiser received an RSU award for 9,779 shares of our common stock that will vest in full on June 21, 2019, the anniversary of the date of our annual stockholder meeting in June 2018. The amount shown in this column does not reflect the dollar amount actually received by the director. Instead, this amount reflects the aggregate grant date fair value of this award, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in the notes to our consolidated financial statements in our Annual Report on Form 10-K, as filed with the SEC on March 26, 2019.

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(2)
Mr. Bhusri declined to accept his cash compensation under our program, and we donated $6,725, the equivalent of his cash fees, to the Workday Foundation (a 501(c)(3) organization) in honor of his service. Mr. Bhusri resigned from our board of directors in March 2018.

(3)
Mr. Volpi declined to accept any compensation under our program, and we donated $38,250, the equivalent of his cash fees, to the Pure Good Foundation (a 501(c)(3) organization) in honor of his service. Mr. Volpi resigned from our board of directors in October 2018.

(4)
Mr. Rothschild joined our board of directors in March 2018. In March 2018, we granted Mr. Rothschild an RSU award for 30,075 shares of our common stock that would vest as to 25% of the shares subject to the award on the first anniversary of the grant date, and the remaining 75% of the shares in 12 substantially equal quarterly installments thereafter, subject to his continued service on the vesting dates. As described above, Mr. Rothschild also received a grant in June 2018.

(5)
Ms. S. Taylor joined our board of directors in October 2018. In October 2018, we granted Ms. S. Taylor an RSU award for 26,774 shares of our common stock that will vest as to 25% of the shares subject to the award on the first anniversary of the grant date, and the remaining 75% of the shares in 12 substantially equal quarterly installments thereafter, subject to her continued service on the vesting dates. Ms. Taylor was also granted a pro-rata RSU award for 5,243 shares of common stock. The award will vest on the day prior to our annual stockholder meeting on June 20, 2019, subject to her continued service on that date.

(6)	Dr. Dietzen stepped down from his role as our CEO on August 22, 2017. He did not receive any separate compensation for his service on our board of directors.
From time to time, we have granted equity awards to certain of our non-employee directors as compensation for their services and intend to continue to do so on an annual basis when we review the compensation of our non-employee directors. As of January 31, 2019, each individual who served as a non-employee director during fiscal 2019 held the following aggregate number of shares subject to outstanding RSU awards or options.

Name	Aggregate Number of RSUs as of January 31, 2019	Aggregate Number of Stock Options Outstanding as of January 31, 2019
Mark Garrett	9,779	320,000
Anita Sands	9,779	218,000
Frank Slootman	9,779	540,000
Mike Speiser	9,779	—
Jeff Rothschild	39,854	—
Susan Taylor	32,017	—

2019 PROXY STATEMENT	27

PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our board of directors recommends a vote FOR the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2020.
Our board of directors has selected Deloitte & Touche LLP (Deloitte & Touche) as our independent registered public accounting firm for the fiscal year ending January 31, 2020 and has further directed that management submit this selection for ratification by the stockholders at the meeting. Deloitte & Touche has served as our independent registered public accounting firm for our six prior fiscal years. Representatives of Deloitte & Touche are expected to be present during the meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.
Our board of directors is submitting this selection as a matter of good corporate governance and because we value our stockholders’ views on our independent registered public accounting firm. Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of our independent registered public accounting firm. If the stockholders fail to ratify this selection, our board of directors will reconsider whether or not to retain that firm. Even if the selection is ratified, our board of directors may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Pure Storage and its stockholders.
VOTE REQUIRED
An affirmative vote from the holders of a majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote on the proposal will be required to ratify the selection of Deloitte & Touche.
PRINCIPAL ACCOUNTING FEES AND SERVICES
The following table provides the aggregate fees for services provided by Deloitte & Touche for the fiscal years ended January 31, 2018 and 2019.

	Fiscal Year Ended January 31,
	2018	2019
Audit fees(1)	$2,745,702	$2,917,500
Tax fees(2)	702,696	977,355
All other fees	—	—
Total fees	$3,448,398	$3,894,855

(1)
Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, including audited financial statements and internal control over financial reporting presented in our Annual Report on Form 10-K, review of the interim consolidated financial statements included in our quarterly reports and services normally provided in connection with regulatory filings.

(2)	Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.

28

PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PRE-APPROVAL POLICIES AND PROCEDURES
Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, the audit committee has responsibility for appointing, setting compensation, and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the audit committee has a practice of, and plans to adopt a policy and procedures for, the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Deloitte & Touche. The audit committee generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.
All of the services provided by Deloitte & Touche for our fiscal years ended January 31, 2018 and 2019, as described in the “Principal Accountant Fees and Services” table above, were pre-approved by the audit committee or our board of directors. Our audit committee has determined that the rendering of services other than audit services by Deloitte & Touche is compatible with maintaining the principal accountant’s independence.
AUDIT COMMITTEE REPORT
The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2019 with the management of Pure Storage. The audit committee has discussed with its independent registered public accounting firm, Deloitte & Touche, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The audit committee has also received the written disclosures and the letter from its independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to our board of directors that the audited financial statements be included in Pure Storage’s Annual Report on Form 10-K for the fiscal year ended January 31, 2019.
The Audit Committee
MARK GARRETT (chair)
ANITA SANDS
SUSAN TAYLOR
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Pure Storage under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2019 PROXY STATEMENT	29

PROPOSAL 3 APPROVAL OF AMENDMENT TO 2015 EMPLOYEE STOCK PURCHASE PLAN
Our board of directors recommends a vote FOR the approval of the Amendment to the 2015 Employee Stock Purchase Plan.
In February 2019, our board of directors approved an amendment to our 2015 Employee Stock Purchase Plan (the ESPP) to increase the number of shares of our common stock that we may issue under the ESPP by 5,000,000 shares, subject to approval by our stockholders at the annual meeting of stockholders. Approval of this Proposal 3 would increase the number of shares authorized under the ESPP to 8,500,000, without modifying the "evergreen" provision described below. We refer to the ESPP, as amended and restated by our board of directors in the form appended to this proxy statement as Appendix A, as the "Amended ESPP" throughout this Proposal 3.
As of March 31, 2019, an aggregate of 11,313,646 shares of our common stock have been purchased under the ESPP, and 780,112 shares remain available for future purchases under the ESPP.
The ESPP currently contains an “evergreen” provision allowing each year on February 1, 2020 through February 1, 2025 for an increase in the number of shares authorized to be issued, by the lesser of (1) 1% of the total number of shares of our common stock outstanding on the last day of the calendar month prior to the date of the automatic increase, and (2) 3,500,000 shares, unless our board of directors or our compensation committee authorizes a lesser amount. Pursuant to the "evergreen" provision, the number of shares authorized under the ESPP has automatically increased by 1,905,094 shares, 2,043,637 shares, 2,209,789 shares and 2,435,238 shares, effective on each of February 1, 2016, 2017, 2018 and 2019, respectively. There are no changes to the "evergreen" provision under the Amended ESPP.
Our board of directors believes that it is important to provide eligible employees the opportunity to acquire an ownership interest in Pure Storage and thereby provide employees with an additional incentive to contribute to Pure Storage’s long-term profitability and success. If this Proposal 3 is not approved, our board of directors believes the number of shares currently remaining available for future purchases under the ESPP and the annual “evergreen” increase may not be adequate for our employees who would like to purchase shares of our common stock to purchase their maximum allotment and we may have to cut back each employee’s future allotment on a pro-rata basis.
Our stockholders are requested in this Proposal 3 to approve the Amended ESPP. The affirmative vote from the holders of a majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote on the proposal will be required to approve the Amended ESPP. Abstentions and broker non-votes are not counted for the purpose of determining the number of votes cast and will therefore not have any effect on the outcome of the vote on this Proposal 3.
REASONS FOR AMENDMENT OF THE ESPP
Our board of directors believes the proposed Amended ESPP would enable us to continue to attract, retain and reward talented individuals who possess the skills necessary to expand our business and assist in the achievement of our strategic objectives. Competition for talent in our industry is intense. Traditionally, a cornerstone of our method for attracting and retaining top caliber employees has been our equity-based compensation programs, including the purchase of shares under the ESPP. Ensuring that we have sufficient shares to allow current employees to fully participate in the ESPP helps align the objectives of our stockholders and our employees and is important in attracting, motivating and retaining the highly skilled personnel that are essential to our success and creating long-term value for our stockholders. We also believe that our compensation model has helped us create an ownership culture among our employees.
Over 99.8% of the shares issued under the ESPP since inception were attributable to purchases by our employees, other than our named executive officers listed elsewhere in this proxy statement.
Our board of directors believes that the number of shares currently remaining available for issuance under the ESPP and the annual "evergreen" increase will not be sufficient for our future needs. We have grown rapidly since our initial public offering in 2015, from over 1,100 employees as of July 31, 2015 to over 2,800 employees as of January 31, 2019. As of March 31, 2019, there were approximately 3,000 employees eligible to participate in the ESPP, of which about 80% are presently enrolled. Our board of directors, compensation committee and management believe that the effective use of the ESPP is vital to our ability to achieve strong performance in the future. The Amended ESPP will maintain and enhance the key policies and practices adopted by our management and our board of directors to align employee and stockholder interests and to link compensation to our corporate performance. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that the increase in the number of shares available for issuance under the ESPP is essential to permit us to continue to provide long-term, equity-based incentives to present and future key employees.

30

PROPOSAL 3 APPROVAL OF AMENDMENT TO 2015 EMPLOYEE STOCK PURCHASE PLAN

In evaluating the Amended ESPP, we have carefully considered and forecasted our need for shares. After forecasting our anticipated growth, hiring plans and retention needs and considering our historical ESPP participation and purchase rates, we anticipate that the additional 5,000,000 shares we seek to add to the ESPP, combined with the 780,112 shares remaining available for future purchases under the ESPP and its annual “evergreen” provision, will be sufficient to attract and retain employees through February 1, 2025. However, a change in business conditions or our strategy could alter this projection and require that we seek additional shares from stockholders sooner in order to continue the ESPP under its current terms.
If our stockholders approve this Proposal 3, the Amended ESPP will become effective as of the date of the annual meeting. If our stockholders do not approve this Proposal 3, the Amended ESPP will not become effective and the ESPP will continue in its current form (including the annual "evergreen" increase, which will continue for the next 6 years through February 1, 2025.
DESCRIPTION OF THE AMENDED ESPP
The material features of the Amended ESPP are outlined below. Except with respect to the 5,000,000 share increase to the share reserve that is part of the Amended ESPP, all the material terms of the Amended ESPP are the same as those in the ESPP previously approved by the stockholders. This summary is qualified in its entirety by reference to the complete text of the Amended ESPP. Stockholders are urged to read the actual text of the Amended ESPP in its entirety, which is appended to this proxy statement as Appendix A.
PURPOSE
The purpose of the Amended ESPP is to secure the services of new employees, to retain the services of current employees and to provide incentives for such individuals to exert maximum efforts toward our success and that of our affiliates. For our U.S. employees, the purchase rights granted under the Amended ESPP are intended to qualify as purchase rights granted under an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the Code). To provide us with greater flexibility in structuring our equity compensation programs for our non-U.S. employees, the Amended ESPP also permits us to grant our non-U.S. employees purchase rights under the Amended ESPP which are not intended to qualify as purchase rights granted under an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.
SHARE RESERVE
If this Proposal 3 is approved, then subject to adjustment for certain changes in our capitalization,the maximum number of shares of our of common stock authorized under the Amended ESPP will be 17,093,758 shares (which is the sum of (i) 5,000,000 additional shares of our common stock to be approved by this Proposal 3, (ii) 3,500,000 shares of our common stock, as originally authorized under the ESPP, and (iii) 8,593,758 shares of our common stock, as previously authorized under the ESPP pursuant to the annual "evergreen" provision for increases that were effective on each of February 1, 2016, 2017, 2018 and 2019, plus the number of shares of our common stock to be automatically added in the future pursuant to the annual "evergreen" provision, as described below.
Under the annual "evergreen" provision, consistent with the prior four years under the ESPP, the number of shares of our common stock authorized for issuance under the Amended ESPP will automatically increase on February 1st of each calendar year, from February 1, 2020 through February 1, 2025, by the lesser of (1) 1% of the total number of shares of our common stock outstanding on the last day of the calendar month prior to the date of the automatic increase, and (2) 3,500,000 shares; provided that prior to the date of any such increase, our board of directors or our compensation committee may determine that such increase will be less than the amount set forth in clauses (1) and (2).
If any purchase rights granted under the Amended ESPP terminate without having been exercised in full, the shares of our common stock not purchased under such purchase rights will again become available for issuance under the Amended ESPP.
ADMINISTRATION
Our board of directors has delegated its authority to administer the Amended ESPP to our compensation committee, but may, at any time, revest in itself some or all of the powers previously delegated to our compensation committee. Our board of directors and our compensation committee are each considered to be a "Plan Administrator" for purposes of this Proposal 3. The Plan Administrator has the power to construe and interpret both the Amended ESPP and the rights granted under it. The Plan Administrator has the power, subject to the provisions of the Amended ESPP, to determine when and how rights to purchase our common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any of our parent or subsidiary companies or certain other affiliates will be eligible to participate in the Amended ESPP.

2019 PROXY STATEMENT	31

PROPOSAL 3 APPROVAL OF AMENDMENT TO 2015 EMPLOYEE STOCK PURCHASE PLAN

OFFERING PERIODS
The Amended ESPP will be implemented through a series of offerings under which eligible employees will be granted purchase rights to purchase shares of our common stock on specified dates during such offerings. Under the Amended ESPP, the Plan Administrator may specify offerings with durations of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering.
The Plan Administrator will have the discretion to structure an offering so that if the fair market value of our common stock on the first trading day of a new purchase period within the offering period is less than or equal to the fair market value of our common stock on the first day of the offering period, then that offering will terminate immediately as of that first trading day, and the participants in such terminated offering will be automatically enrolled in a new offering beginning on the first trading day of such new purchase period.
PAYROLL DEDUCTIONS AND PURCHASE PRICE
Each participant in the Amended ESPP may make contributions, normally through payroll deductions, for the purchase of our common stock under the Amended ESPP. The amount of such contributions for any offering may not exceed the maximum amount designated by the Plan Administrator for such offering (which in any case may not exceed 30% of the participant's earnings during the applicable offering period). A participant may change his or her rate of contributions as determined by the Plan Administrator in the offering. Our compensation committee recently imposed a contribution limit of $7,500 per purchase period for offerings commencing on and after March 16, 2019.
The purchase price of our common stock that is purchased for accounts of employees participating in the Amended ESPP will be at a price per share that is not less than the lesser of (1) 85% of the fair market value of a share of our common stock on the first date of an offering or (2) 85% of the fair market value of a share of our common stock on the date of purchase.
ELIGIBLE EMPLOYEES AND PURCHASE LIMITS
All of our employees, as well as the employees of any of our parent or subsidiary companies or certain other affiliates designated by the Plan Administrator for participation in the Amended ESPP are eligible to participate in the Amended ESPP. As of March 31, 2019, we (including our subsidiary companies and certain other affiliates that may be eligible to participate in the Amended ESPP) had approximately 3,000 employees.
However, the Plan Administrator may require employees to satisfy certain requirements in order to participate in an offering under the Amended ESPP, including one or more of the following : (1) being customarily employed for more than 20 hours per week, (2) being customarily employed for more than five months per calendar year or (3) continuous employment with us or one of our parent or subsidiary companies or certain other affiliates for a specified period of time prior to the first day of the applicable offering period (but in no event may the required period of continuous employment be equal to or greater than two years). The Plan Administrator may also provide in any offering that employees who are "highly compensated" as defined in Section 423(b) of the Code will not be eligible to participate in the Amended ESPP.
No employee may purchase shares under the Amended ESPP at a rate in excess of $25,000 worth of our common stock based on the fair market value per share of our common stock at the beginning of an offering for each year such a purchase right is outstanding. No employee will be eligible for the grant of any purchase rights under the Amended ESPP, if immediately after such rights are granted, such employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any of our parent or subsidiary companies, including any stock which such employee may purchase under all outstanding purchase rights and options.
In connection with each offering made under the Amended ESPP, the Plan Administrator may specify (i) a maximum number of shares of our common stock that may be purchased by any participant on any purchase date during such offering, (ii) a maximum aggregate number of shares of our common stock that may be purchased by all participants pursuant to such offering and/or (iii) a maximum aggregate number of shares of our common stock that may be purchased by all participants on any purchase date under the offering. If the aggregate purchase of shares of our common stock issuable upon exercise of purchase rights granted under an offering would exceed any such maximum aggregate number, then the Plan Administrator will make a pro rata allocation of the available shares in a uniform and equitable manner.

32

PROPOSAL 3 APPROVAL OF AMENDMENT TO 2015 EMPLOYEE STOCK PURCHASE PLAN

WITHDRAWAL
A participant may withdraw from an offering under the Amended ESPP by delivering a withdrawal form to us and terminating his or her contributions. We may impose a deadline before any purchase date for such withdrawal. Upon such withdrawal, we will distribute to the employee his or her accumulated but unused contributions, and such employee’s right to participate in that offering will terminate. However, an employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in subsequent offerings under the Amended ESPP.
TERMINATION OF EMPLOYMENT
A participant’s purchase rights under any offering under the Amended ESPP will terminate immediately if the participant either (1) is no longer employed by us or any of our parent or subsidiary companies or certain other affiliates or (2) is otherwise no longer eligible to participate. In such event, we will distribute to such individual his or her accumulated but unused contributions.
TRANSFERABILITY
Purchase rights granted under the Amended ESPP are not transferable except by will, by the laws of descent and distribution, or if permitted by us, by a beneficiary designation. During a participant's lifetime, such rights may only be exercised by the participant.
CHANGES TO CAPITAL STRUCTURE
In the event that there occurs a change in our capital structure through such actions as a stock split, merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or similar transaction, the Plan Administrator will make appropriate adjustments to (1) the class(es) and maximum number of shares reserved under the Amended ESPP; (2) the class(es) and maximum number of shares by which the share reserve may increase each year pursuant to the "evergreen" provision; (3) the class(es) and number of shares subject to, and the purchase price applicable to outstanding offerings and purchase rights; and (4) the class(es) and number of shares that are the subject of any purchase limits under each ongoing offering.
CORPORATE TRANSACTIONS
In the event of a corporate transaction (as defined in the Amended ESPP and described below), (1) any surviving or acquiring corporation (or its parent company) may assume or continue outstanding purchase rights granted under the Amended ESPP or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the corporate transaction) for such outstanding purchase rights, or (2) if any surviving or acquiring corporation (or its parent company) does not assume or continue such purchase rights or does not substitute similar rights for such purchase rights, then the participants’ accumulated contributions will be used to purchase shares of our common stock within ten business days prior to the corporate transaction under such purchase rights, and such purchase rights will terminate immediately after such purchase.
For purposes of the Amended ESPP, a corporate transaction generally will be deemed to occur in the event of the consummation of: (1) a sale or other disposition of all or substantially all of our consolidated assets; (2) a sale or other disposition of at least 90% of our outstanding securities; (3) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of such transaction.
AMENDMENT OR TERMINATION
The Plan Administrator has the authority to amend or terminate the Amended ESPP, provided that except in certain circumstances such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. We will obtain stockholder approval of any amendment to the Amended ESPP as required by applicable law or listing requirements.

2019 PROXY STATEMENT	33

PROPOSAL 3 APPROVAL OF AMENDMENT TO 2015 EMPLOYEE STOCK PURCHASE PLAN

FEDERAL INCOME TAX INFORMATION
The following is a summary of the principal U.S. Federal income taxation consequences to us and our employees with respect to participation in the Amended ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any state, local or foreign jurisdictions. The information is based upon current federal income tax rules and therefore is subject to changes when those rules change. Each participant should consult the participant’s tax advisor regarding the tax consequences of the grant of a purchase right or the purchase of shares or the disposition of shares acquired under the Amended ESPP. The Amended ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.
Generally, the purchase rights granted under the Amended ESPP to our U.S. employees are intended to qualify as purchase rights granted under an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, so that any such purchase rights exercised under the Amended ESPP may qualify for favorable tax treatment under Section 423 of the Code. Under such an arrangement, no taxable income will be recognized by a participant, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares of our common stock acquired under the Amended ESPP.
If the shares are sold or otherwise disposed of more than two years after the beginning of an offering and more than one year after the shares are transferred to the participant, then the lesser of the following will be treated as ordinary income: (i) the excess of the fair market value of the shares at the time of such sale or other disposition over the purchase price or (ii) the excess of the fair market value of the shares as of the beginning of the offering over the purchase price, determined as of the beginning of the offering. Any further gain or any loss will be taxed as a long-term capital gain or loss.
If the shares are sold or otherwise disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income at the time of such sale or other disposition. The balance of any gain will be treated as short-term or long-term capital gain, depending upon the length of the period that the shares were held prior to the sale or other disposition. Even if the shares are later sold or otherwise disposed of for less than their fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the shares on such purchase date.
There are no federal income tax consequences to us by reason of the grant or exercise of rights under the Amended ESPP. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant for shares sold or otherwise disposed of before the expiration of the holding periods described above, subject to the requirement of reasonableness and the satisfaction of tax reporting obligations.
AMENDED ESPP PLAN BENEFITS
Participation in the Amended ESPP is voluntary and each eligible employee will make his or her own decision whether and to what extent to participate in the Amended ESPP. In addition, our board of directors and our compensation committee have not approved any grants of purchase rights under the Amended ESPP that are subject to stockholder approval of this Proposal 3. Accordingly, we cannot determine the benefits or amounts that will be received by or allocated to our executive officers and other employees under the Amended ESPP. Our non-employee directors will not be eligible to participate in the Amended ESPP.
HISTORICAL PLAN BENEFITS
Since the inception of the ESPP through the date hereof, Mr. Giancarlo, our Chairman and Chief Executive Officer, purchased 1,797 shares under the ESPP, Mr. Hatfield, our President, purchased 9,776 shares under the ESPP, and Dr. Dietzen, our Vice Chairman and Former Chief Executive Officer, purchased 7,370 shares under the ESPP. None of our other executive officers, directors, or their affiliates, including Mr. Colgrove, our Chief Technology Officer, and Mr. Riitters, our Chief Financial Officer, purchased any shares under our ESPP. All current and former employees, including all current officers who are not executive officers, as a group, purchased 11,294,703 shares under the ESPP, reflecting that over 99.8% of the shares issued under the ESPP have been issued to our non-executive employees - representing a broad-based incentive for our current employees to invest in our company.
VOTE REQUIRED
The affirmative vote from the holders of a majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote on the proposal will be required to approve the Amended ESPP. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

34

PROPOSAL 4 ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Our board of directors recommends a vote FOR the approval of the compensation of our named executive officers as described in this proxy statement.
We are seeking approval, on an advisory basis, of the compensation of our named executive officers for the fiscal year ended January 31, 2019, as described in this proxy statement below in the sections titled “Compensation Discussion and Analysis” and “Executive Compensation.” This vote is not intended to address any specific item of compensation, and is rather intended to address the overall compensation of our named executive officers and the policies and practices as described in this proxy statement.
Our compensation programs are overseen by our compensation committee and reflect our general compensation philosophy for all employees, including our executive officers. Our executive compensation program is designed to attract, motivate, reward and retain highly qualified executives and motivate them to pursue our corporate objectives while encouraging the creation of long-term value for our stockholders. We evaluate and reward our executive officers through compensation intended to motivate them to identify and capitalize on opportunities to grow our business and maximize stockholder value over time. We strive to provide an executive compensation program that is market competitive, rewards achievement of our business objectives and is designed to provide a foundation of fixed compensation (base salary) and a significant portion of performance-based compensation (short-term and long-term incentives) that are intended to align the interests of our executive officers with those of our stockholders.
This vote is advisory and therefore not binding on Pure Storage or our board of directors. Our board of directors and its committees value the opinions of our stockholders, and to the extent there is any significant vote against the executive compensation described in this proxy statement, our compensation committee will consider the impact of such vote on our compensation policies and decisions.
VOTE REQUIRED
An affirmative vote from holders of a majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote on the proposal will be required to approve the compensation of our named executive officers for the fiscal year ended January 31, 2019.
COMPENSATION COMMITTEE REPORT
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the Pure Storage board of directors that the section titled "Compensation Discussion and Analysis" be incorporated by reference in Pure Storage’s Annual Report on Form 10-K for fiscal 2019 and included in this proxy statement.
The Compensation Committee
FRANK SLOOTMAN (Chair)
SUSAN TAYLOR

2019 PROXY STATEMENT	35

PROPOSAL 4 ADVISORY VOTE ON EXECUTIVE COMPENSATION

OUR EXECUTIVE OFFICERS
The following is biographical information for our named executive officers, as of the date of this proxy statement:

CHARLES GIANCARLO Chairman and Chief Executive Officer Age: 61

Charles Giancarlo has served as our Chief Executive Officer and as a member of our board of directors since August 2017, and as our Chairman since September 2018. Mr. Giancarlo previously served as Managing Director, Head of Value Creation and later Senior Advisor at Silver Lake Partners, a private investment firm, from 2007 to 2015, where he focused on investment and business improvement opportunities for Silver Lake’s portfolio companies. From 2008 to 2009, Mr. Giancarlo served as Interim President and CEO of Avaya. Prior to that, from 1993 to 2007, Mr. Giancarlo served in senior executive roles at Cisco Systems, including Chief Technology Officer and Chief Development Officer and is credited with introducing many new technologies including Ethernet Switching, WiFi, IP Telephony and Telepresence. Mr. Giancarlo currently serves on the boards of directors of Arista Networks, Inc. and zScaler, Inc. Mr. Giancarlo previously served on the boards of directors of Accenture plc, Netflix, ServiceNow, Avaya, Imperva and Tintri. Mr. Giancarlo received a B.S. in Engineering from Brown University, a M.S. in Electrical Engineering from the University of California, Berkeley, and an M.B.A. from Harvard Business School. Mr. Giancarlo’s qualifications for board service include his extensive executive leadership and operational experience, as well as his relevant industry knowledge.

JOHN COLGROVE Founder and Chief Technology Officer Age: 56

John “Coz” Colgrove has served as our Chief Technology Officer and as a member of our board of directors since founding Pure Storage in October 2009. In 2009, Mr. Colgrove served as an Entrepreneur in Residence at Sutter Hill Ventures, a venture capital firm. From 2005 to 2008, Mr. Colgrove served as a Fellow and Chief Technology Officer for the Datacenter Management Group of Symantec. Mr. Colgrove was one of the founding engineers and a Fellow at Veritas Software Corp., a provider of storage management solutions, which merged with Symantec in 2005. Mr. Colgrove earned his B.S. in Computer Science from Rutgers University and holds over 150 patents in the areas of system, data storage and software design. Mr. Colgrove’s qualifications for board service include his industry knowledge and his experience as a founder of Pure Storage, as well as his leadership experience and deep technical expertise.

36

PROPOSAL 4 ADVISORY VOTE ON EXECUTIVE COMPENSATION

DAVID HATFIELD President Age: 51

David Hatfield has served as our President since January 2013. From 2007 to 2013, Mr. Hatfield served as Senior Vice President of Worldwide Sales, Marketing, Products and Services and President of SaaS at Limelight Networks, Inc., a digital presence management software company, where he was responsible for establishing their customer operations and global channel. From 2006 to 2007, Mr. Hatfield served as Vice President-General Manager of Professional Services for the Americas at Symantec and as Symantec’s Vice President of Sales from 2005 to 2006. From 2003 to 2005, Mr. Hatfield served as Vice President of Sales at Veritas Software. Mr. Hatfield earned a B.S. in Political Science from Santa Clara University.

TIMOTHY RIITTERS Chief Financial Officer Age: 46

Timothy Riitters has served as our Chief Financial Officer since August 2014. From January 2010 to August 2014, Mr. Riitters served as Senior Director of Corporate Finance at Google, Inc., an internet technology company, where he was responsible for overseeing their annual planning and budget process. From 2007 to 2010, Mr. Riitters served as Director, EMEA Financial Operations at Google, and from 2004 to 2007, as Finance Process Manager. From 2002 to 2004, Mr. Riitters served as a Senior Product Manager at Siebel Systems, Inc., a software company. Mr. Riitters previously worked at Deloitte & Touche. Mr. Riitters is a certified public accountant (inactive) and earned a B.S. in Accounting from the University of Minnesota and an M.B.A. from Northwestern University.

2019 PROXY STATEMENT	37

PROPOSAL 4 ADVISORY VOTE ON EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides an overview of the material elements of our executive compensation program for our executive officers during fiscal 2019 for the following “named executive officers,” whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this proxy statement. This section also discusses our executive compensation philosophy, objectives and design; how and why our compensation committee arrived at the specific compensation policies and decisions during fiscal 2019; the role of Compensia, our compensation committee’s independent compensation consultant; and the peer group used in evaluating executive compensation.
EXECUTIVE SUMMARY
Our compensation committee has adopted an executive compensation program designed to align our executive officers’ interests with those of our stockholders and to promote the creation of stockholder value without encouraging excessive or unnecessary risk-taking. The committee has tied a majority of our named executive officers’ compensation to key performance measures in order to drive the creation of stockholder value. Specifically, in addition to a base salary, our named executive officers’ total compensation includes annual short-term and long-term incentive compensation that is based on our attainment of pre-established financial performance objectives. Our executive compensation program plays a significant role in our ability to attract and retain an experienced, successful executive team.
FISCAL 2019 BUSINESS AND FINANCIAL HIGHLIGHTS
In fiscal 2019, we achieved significant financial and business results, including:

REVENUES	TOTAL CUSTOMER COUNT
(in billions)	(in millions)
✓    We increased our revenues from $1.02 billion in fiscal 2018 to $1.36 billion in fiscal 2019, an increase of 33% year over year;
✓    We grew international revenue from 26% of revenue in fiscal 2018 to 28% of revenue in fiscal 2019;
✓    We exceeded our operating margin guidance for the full year; and
✓    We continued our industry-leading delivery of important new products opening up new markets.

FISCAL 2019 EXECUTIVE COMPENSATION HIGHLIGHTS
In fiscal 2019, we continued to emphasize a “pay for performance” philosophy. The key highlights of our fiscal 2019 executive compensation program included:

UPDATED PEER GROUP	BASE SALARY AND BONUS TARGETS	EQUITY BASED ON PERFORMANCE	BONUS BASED ON PERFORMANCE
We updated our compensation peer group to ensure our executive compensation is comparable and competitive relative to similar companies.	We increased aggregate base salaries and target bonuses for our executive officers, by a range of 0% to 23%.
We granted equity awards to our executive officers that were entirely dependent on our performance as measured by an annual revenue metric, shifting from half time-based and half performance-based awards in fiscal 2018, to 100% performance-based awards in fiscal 2019.

We set cash bonus targets based on annual revenue and profit metrics for fiscal 2019, rather than only a quarterly revenue metric as used in fiscal 2018. In fiscal 2019, we exceeded our revenue and profit targets and paid bonuses based on this performance.

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PROPOSAL 4 ADVISORY VOTE ON EXECUTIVE COMPENSATION

2018 STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION

At our annual meeting held in June 2018, we held a non-binding advisory vote on the compensation of our named executive officers (a Say-on-Pay vote). Our stockholders approved the fiscal 2018 compensation of our named executive officers, with over 99% of the votes cast in favor of our fiscal 2018 compensation program. By the time this vote was conducted, all of the decisions relating to the compensation of our named executive officers for fiscal 2019 had already been made. For example, cash and equity compensation for fiscal 2019 was determined in March 2018. As a result, the Say-on-Pay vote did not have a significant impact on our fiscal 2019 compensation program. However, in the context of our overall compensation philosophy, policies and decisions, and in determining subsequent compensation for our executive officers, the compensation committee has considered, and intends to continue to consider, the results of the annual Say-on-Pay vote.

DISCUSSION OF OUR EXECUTIVE COMPENSATION PROGRAM
COMPENSATION PHILOSOPHY AND OBJECTIVES
We design our executive compensation program to achieve the following objectives, consistent with our “pay for performance” philosophy:

•	attract, motivate and retain executive officers of outstanding ability and potential to grow our business;

•	motivate and reward behavior that results in exceeding our corporate performance objectives; and

•	ensure that compensation is meaningfully tied to the creation of stockholder value.
We believe that our executive compensation program should include short-term and long-term elements and reward consistent performance that meets or exceeds expectations. We evaluate both performance and compensation to ensure that the compensation provided to our executive officers remains competitive relative to the compensation paid by similar companies operating in the technology industry, in particular comparable software and hardware companies, taking into account the role and performance of the individual executive officer and the performance and strategic objectives of Pure Storage.
COMPENSATION DESIGN
The compensation arrangements for our executive officers consist of base salary, performance-based cash bonuses, performance-based equity awards, and broad-based welfare and health benefit programs. Our cash bonuses are funded based on annual corporate performance metrics, though our compensation committee reserves the right to apply discretion to increase or decrease a payout based on individual performance of an executive officer during the applicable year. While we offer cash compensation in the form of base salaries and cash bonuses, we intend equity compensation to be the central element of our executive compensation program.
We emphasize the use of equity compensation to provide incentives for our executive officers to focus on the growth of our overall enterprise value and, correspondingly, to create value for our stockholders. In fiscal 2018, we started to broadly use full value equity awards in our executive compensation program, including time-based equity awards that typically vest over multi-year periods and performance-based equity awards that may only be earned upon the achievement of company performance objectives. In fiscal 2019, we continued shifting toward greater emphasis on pay for performance, granting equity awards to our executive officers that were entirely dependent on our corporate performance. We believe that performance-based equity awards align the interests of our executive officers with our stockholders and drive a longer-term focus through a multi-year vesting schedule.
Our compensation committee reviews our executive compensation program at least annually. As part of this review process, our compensation committee applies the objectives described above within the context of our overall compensation philosophy while simultaneously considering the compensation levels needed to ensure our executive compensation program remains competitive. Our compensation committee also evaluates whether we are meeting our retention objectives and the potential cost of replacing key executive officers.

2019 PROXY STATEMENT	39

PROPOSAL 4 ADVISORY VOTE ON EXECUTIVE COMPENSATION

COMPENSATION-SETTING PROCESS
Our compensation committee is responsible for reviewing, evaluating and approving the compensation arrangements of our executive officers and for establishing and maintaining our executive compensation policies and practices. Our compensation committee seeks input and receives recommendations from members of our executive team when discussing the performance and compensation of other executive officers, and in determining the financial and accounting implications of our compensation programs and hiring decisions. Our compensation committee is authorized to engage its own independent advisors to provide advice on matters related to executive compensation and general compensation programs. For additional information on our compensation committee, see “Board Structure and Process—Board Committees” elsewhere in this proxy statement.
ROLE OF OUR EXECUTIVE OFFICERS
In fiscal 2019, our CEO and Chief Human Resources Officer assisted our compensation committee in evaluating the performance of our executive officers (other than their own performance), and making recommendations to our compensation committee with respect to base salary adjustments, target cash bonus opportunities, actual bonus payments and equity awards for each executive officer. While our compensation committee takes these recommendations into consideration, it exercises its own independent judgment in approving the compensation of our executive officers.
ROLE OF COMPENSATION CONSULTANT
In fiscal 2019, our compensation committee retained Compensia to provide advice regarding our executive compensation program. Pursuant to this engagement, Compensia performed the following projects for our compensation committee:

•	assisted in the development of the updated compensation peer group that we use to understand competitive market compensation practices;

•	provided compensation data and analysis of our executive compensation program, comparing our program to those of companies in our compensation peer group; and

•	conducted a compensation risk assessment and a review of our compensation philosophy.
Compensia does not provide any other services to us. Compensia maintains a conflict of interest policy that is specifically designed to prevent any conflicts of interest. In addition, our compensation committee has assessed the independence of Compensia taking into account, among other things, the factors set forth in Exchange Act rules and the listing standards of the NYSE, and concluded that no conflict of interest exists with respect to Compensia’s engagement by our compensation committee.
COMPENSATION PEER GROUP
Our compensation committee generally refers to peer group data when reviewing our executive officers’ compensation. This compensation peer group is intended to reflect companies that are in applications software, systems software, internet software and services or information technology sectors, with similar revenues, significant revenue growth, headcount and mid-level market capitalization. In preparation for fiscal 2019, our compensation committee, in consultation with Compensia, evaluated our compensation peer group and made adjustments, removing companies that had been acquired during the previous 12 months and adding other technology companies of comparable size with which we may compete for talent. This compensation peer group was generally selected based on companies with revenues of 0.5 to 2.5 times our annual revenues, as well as market capitalizations of 0.25 to 4.0 times our market capitalization. We also sought to include companies with revenue growth of greater than 20% where possible, though we had a higher year-over-year revenue growth rate relative to the compensation peer group. We retained Arista Networks and Palo Alto Networks in our peer group, as our compensation committee believed that these companies aligned well with the direction of our underlying business fundamentals.
Our compensation peer group for fiscal 2019 consisted of the following companies:

Arista Networks	GTT Communications	Nutanix	Tableau Software
Box	Guidewire Software	Palo Alto Networks	Ubiquiti Networks
Cornerstone OnDemand	j2 Global	Proofpoint	Ultimate Software Group
FireEye	LogMeIn	RingCentral	Zendesk
Fortinet	New Relic	Splunk

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PROPOSAL 4 ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our compensation committee considers the compensation levels of the executives at the companies in our compensation peer group to provide general guidance and a reference for market practices, without rigidly setting compensation based on specific percentiles relative to the peer group.
ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM
Our executive compensation program consists of three principal elements:

•	base salary;

•	cash bonuses; and

•	long-term incentive compensation in the form of equity awards.
The following charts show the pay mix for our CEO and, on average, our named executive officers for fiscal 2019 (based on the values reported in the Summary Compensation Table):

CEO % OF TOTAL

AVERAGE OF ALL OTHER NEOs % OF TOTAL

BASE SALARY
We offer base salaries that are intended to provide a stable level of fixed compensation to our executive officers for performance of their day-to-day responsibilities. Each executive officer’s base salary was originally established as the result of arm’s-length negotiations with each individual at the time of his initial hiring. Base salaries for our executive officers are reviewed annually to determine whether an adjustment is warranted. In February 2018, our compensation committee reviewed the base salaries of our executive officers and, after considering an analysis performed by Compensia, decided to increase the base salaries of some of our executive officers to keep their target total cash compensation competitive with our compensation peer group and to bring salary and bonus factors more in-line with the ranges of similarly situated executives at the companies in our compensation peer group. These increases were effective as of March 1, 2018. The following table sets forth the annual base salaries for our named executive officers:

Name	Prior Base Salary ($)	New Base Salary ($)	Percentage Increase
Charles Giancarlo	500,000	500,000	0%
John Colgrove	300,000	325,000	8%
David Hatfield	325,000	365,000	12%
Timothy Riitters	330,000	360,000	9%

2019 PROXY STATEMENT	41

PROPOSAL 4 ADVISORY VOTE ON EXECUTIVE COMPENSATION

CASH BONUSES
We provide our executive officers the opportunity to earn periodic cash bonuses, in the same form available to many of our employees. These cash bonuses are intended to encourage the achievement of corporate performance objectives, particularly corporate financial targets. In February 2018, our compensation committee reviewed the target cash bonus opportunities of our executive officers and, after considering an analysis performed by Compensia, decided to increase the target cash bonus opportunities for some of our executive officers to keep their target total cash compensation opportunities competitive with compensation provided by companies in our compensation peer group and to bring salary and bonus factors more in-line with the ranges of similarly situated executives at the companies in our compensation peer group. These increases were effective as of March 1, 2018. The following table sets forth the revised annual target cash bonuses opportunities for our named executive officers:

Name	Prior Target Bonus ($)	New Target Bonus ($)	Percentage Increase
Charles Giancarlo	500,000	500,000	0%
John Colgrove	200,000	260,000	30%
David Hatfield	325,000	365,000	12%
Timothy Riitters	170,000	252,000	48%
In addition, we made several changes to our bonus program. In fiscal 2018, the performance objectives for bonuses paid to our executive officers were tied to quarterly revenue targets. Our executive officers were eligible to earn a cash bonus payment each fiscal quarter during which they were employed to the extent that we achieved at least 80% of the revenue target for such quarter. In fiscal 2019, we continued to enhance our bonus program to strengthen the link between pay and performance by introducing a non-GAAP operating profit margin metric and target for the full year, in addition to a full year revenue target. In addition to these financial performance measures, our compensation committee may consider individual performance in ultimately setting our executives’ overall bonus payouts. After the second quarter of fiscal 2019, we also shifted from paying bonuses quarterly to semi-annually, with the first semi-annual bonus payment being made for the second half of fiscal 2019. In fiscal 2019, this meant that 25% of the target bonus opportunity was paid in each of May and August 2018, and became non-recoverable by the company, and the other 50% of the target bonus opportunity, plus any payment for over-performance, if any, was paid in March 2019.
For fiscal 2019, our compensation committee decided to fund the overall bonus pool based 75% on an annual revenue objective and 25% on an annual operating margin objective, though bonus payment amounts would ultimately be determined by our compensation committee, in its discretion. Further, fiscal 2019 bonus pool funding would be made only if we achieved at least 80% of our fiscal 2019 revenue target. Further, the portion of our bonus pool funding dependent on operating margin would only fund if we achieved at least 100% of our fiscal 2019 revenue target.
We exceeded our fiscal 2019 revenue target, delivering $1.360 billion against a target of $1.335 billion. In addition, we exceeded our fiscal 2019 operating margin objective (non-GAAP), delivering 3.7% against a target of 2.0%. Non-GAAP operating margin is defined as non-GAAP operating income divided by revenue, excluding the effects of stock-based compensation expense, payroll tax expense related to stock-based activities and amortization expense of acquired intangible assets. A reconciliation of this measure can be found in exhibit 99.1 to the current report on Form 8-K furnished to the SEC on February 28, 2019.
Based on corporate achievement, our compensation committee determined and approved full year bonus payments equal to 110% of the target bonus for each of our executive officers. This payout level reflected the moderate over-performance with respect to fiscal 2019 revenue and operating margin objectives. Our compensation committee did not apply discretion to increase the bonus payouts based on individual performance.
The following table provides information regarding the bonus payment levels achieved and the actual cash bonuses earned by our named executive officers during our fiscal 2019 bonus periods:

Name	Target Bonus ($)(1)	Payment Percentage	Actual Bonus Earned ($)
Charles Giancarlo	500,000	110%	550,000
John Colgrove	255,397	110%	280,937
David Hatfield	361,932	110%	398,125
Timothy Riitters	245,710	110%	270,281

(1)	Prorated based on the March 1, 2018 effective date for any change to target cash bonus opportunity, if applicable

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PROPOSAL 4 ADVISORY VOTE ON EXECUTIVE COMPENSATION

EQUITY COMPENSATION
We believe that strong long-term corporate performance is achieved with a compensation program that encourages a long-term focus by our executive officers through the use of equity compensation, the value of which depends on the performance of our common stock. For this reason, our long-term incentive compensation to date has been provided largely in the form of equity awards. Historically, we have used stock options and restricted stock units as the primary forms of equity incentive compensation to help align the interests of our executive officers with the interests of our stockholders and to enable them to participate in the appreciation of our common stock.
The size and form of the equity awards for our executive officers are determined in the discretion of our compensation committee at a level that it believes is competitive with current market conditions (as reflected by our compensation peer group), and after taking into consideration each individual executive officer’s role and the scope of his or her responsibilities, experience, past performance, and expected future contributions, current equity holdings and the potential equity awards of our other executive officers.
Prior to fiscal 2018, our executive officers’ equity awards generally were subject to a time-based vesting requirement. In fiscal 2018, our compensation committee approved the grant of stock awards to our executive officers that included both time-based vesting equity and performance-based vesting equity requirements. In fiscal 2019, our compensation committee continued to enhance the structure of our executive officers’ equity awards and began grating performance-based stock awards in order to better align our executive officers' financial incentives with company performance and the creation of stockholder value.
In February 2018, our compensation committee reviewed the outstanding equity awards held by our executive officers and considered an analysis performed by Compensia, as well as factors such as the unvested equity awards held by most of our executive officers and the price of our common stock.
Based on that review, our compensation committee granted performance-based stock awards to our executive officers in March 2018 that were subject to performance-based vesting requirements, with the earned share amount to be adjusted up or down from 0% to 180% of the target share amount, based on our achievement of the annual revenue target of $1.335 billion for fiscal 2019, and the earned shares, if any, subject to an additional time-based vesting requirement. The earned performance-based shares vest over a three-year period, with 1/3rd vesting in March 2019 and the remainder vesting quarterly thereafter.
These performance-based stock awards are set forth in the following table.

Name	Target Shares	Maximum Shares	Vesting Commencement Date
Charles Giancarlo	347,053	624,695	March 20, 2018
John Colgrove	140,318	252,572	March 20, 2018
David Hatfield	140,318	252,572	March 20, 2018
Timothy Riitters	152,011	273,620	March 20, 2018
The target number of shares granted under the equity awards that were eligible to be earned was based on our performance against our revenue target of $1.335 billion for fiscal 2019, as set by our compensation committee in March 2018. Our compensation committee selected revenue as the appropriate corporate performance measure for the equity awards because, in its view, this metric was the best indicator of our successful execution of our top-line growth strategy.
For purposes of the equity awards, our executive officers were eligible to earn the shares of our common stock subject to these awards to the extent that we achieved at least 70% of the revenue target for fiscal 2019 as determined after the end of fiscal 2019, as follows:

•	If we achieved less than 70% of the revenue target for fiscal 2019, no shares would be earned;

•	If we achieved from 70% to 120% of the revenue target for fiscal 2019, target shares ranging from 50% to 180% would be earned; and

•	If we achieved 120% or more of the revenue target for fiscal 2018, a maximum of 180% of the target shares would be earned.

2019 PROXY STATEMENT	43

PROPOSAL 4 ADVISORY VOTE ON EXECUTIVE COMPENSATION

The following chart presents potential metric payout multiples relative to fiscal 2019 revenue target.

	Percentage of Revenue Target	Fiscal 2019 Revenues (in millions)	Payout Multiple Relative to Target
Max	120%	$1,602 or more	180%
	110%	$1,469	140%
Target	100%	$1,335	100%
	85%	$1,135	75%
	70%	$935	50%
Threshold	Less than 70%	Less than $935	0%
In March 2019, our compensation committee determined that, based on our fiscal 2019 revenue of approximately $1.360 billion, we achieved 102% achievement of the revenue target for fiscal 2019, and therefore 108% of the shares subject to the performance-based awards had been earned, as follows:

Name	Target Shares	Percentage of Revenue Target	Payout Multiple Relative to Target	Earned Shares
Charles Giancarlo	347,053	102%	108%	374,817
John Colgrove	140,318	102%	108%	151,543
David Hatfield	140,318	102%	108%	151,543
Timothy Riitters	152,011	102%	108%	164,172
The shares of our common stock earned pursuant to the equity awards were subject to a time-based vesting requirement, with 1/3rd of the total number of earned shares vesting on March 20, 2019 and the remainder vesting quarterly thereafter, subject to the executive officer’s continuous service with us on each such vesting date. All unearned shares were automatically forfeited upon the determination of achievement by our compensation committee.
The equity awards granted to our executive officers during fiscal 2019 are set forth in the “Summary Compensation Table” and the “Grants of Plan-Based Awards Table” below.
CEO’S NEW HIRE PERFORMANCE-BASED EQUITY AWARD
In February 2019, our compensation committee also reviewed Mr. Giancarlo’s CEO new hire performance-based equity award from August 2017, which had a target of 464,744 shares, to be earned based on the achievement of the same revenue target of $1.335 billion for fiscal 2019, as established by our compensation committee in March 2018. 50% of the target shares would be earned upon achievement of 80% of the fiscal 2019 revenue target, and additional amounts will be earned on a proportional basis up to 120% achievement of the fiscal 2019 revenue target, or up to a maximum of 150% of the target shares. Once earned, this award would be subject to additional time-based vesting with 1/3rd of the shares subject to the award being deemed earned as of December 20, 2018 and the remainder vesting quarterly over the following eight quarters until December 20, 2020, subject to Mr. Giancarlo’s continuous service on each such vesting date.
Our compensation committee determined that, based on our fiscal 2019 revenue of approximately $1.360 billion, we achieved 102% achievement of the revenue target for fiscal 2019, and therefore 104.65% of the shares under Mr. Giancarlo’s CEO new hire performance-based award had been earned, or a total of 486,355 shares, of which 162,118 were deemed earned as of December 20, 2018, to be released in March 2019, and 324,237 shares remained subject to further time-based vesting through December 2020 as previously described.
BENEFITS PROGRAMS
Our employee benefit programs, including our 401(k) plan, employee stock purchase plan, and health, and welfare programs, are designed to provide a competitive level of benefits to our employees generally, including our executive officers and their families. We adjust our employee benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market. Our executive officers are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other U.S. full-time employees.

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PROPOSAL 4 ADVISORY VOTE ON EXECUTIVE COMPENSATION

PERQUISITES AND OTHER PERSONAL BENEFITS
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not generally provide perquisites to our executive team. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive in the performance of his or her duties, to make our executive team more efficient and effective and for recruitment, motivation or retention purposes. All future practices with respect to perquisites or other personal benefits will be subject to review and approval by our compensation committee.
POST-EMPLOYMENT COMPENSATION
Our executive officers and certain other employees are eligible to receive severance payments, equity acceleration and health care benefits in the event of a termination of employment in connection with a change in control of Pure Storage. Our compensation committee has determined that these arrangements are both competitively reasonable and necessary to recruit and retain key executives. The material terms of these post-employment payments to our named executive officers are set forth below in the section titled “Employment, Severance and Change in Control Agreements.”
OTHER COMPENSATION POLICIES
EQUITY AWARDS GRANT POLICY
Equity awards to our executive officers or members of our board of directors must be approved either by our board of directors or our compensation committee at a meeting or by unanimous written consent. Our compensation committee has adopted a policy governing equity awards that are granted to our non-executive employees. This policy provides that our CEO may approve awards to non-executive employees within prescribed limits. Generally, equity awards will be effective on the 20th day of the second month of the fiscal quarter. The exercise price of all stock options and stock appreciation rights must be equal to or greater than the fair market value of our common stock on the date of grant.
DERIVATIVES TRADING, PLEDGING AND HEDGING POLICY
Our insider trading policy prohibits the trading of derivatives or the pledging or hedging of our equity securities by our employees, including our executive officers and the members of our board of directors.
COMPENSATION CLAWBACK/RECOUPMENT
Awards granted under our 2015 Equity Incentive Plan (the 2015 Plan) will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of the NYSE or as otherwise required by applicable law. In addition, our compensation committee may impose other clawback, recovery or recoupment provisions in an award agreement as our compensation committee determines necessary or appropriate. We will comply with the requirements of the Dodd-Frank Act and adopt a compensation recovery policy once the SEC adopts final regulations on this subject.
POLICY REGARDING 10b5-1 PLANS FOR DIRECTORS AND EXECUTIVE OFFICERS
Our insider trading policy generally requires that our executive officers and members of our board of directors may not trade in our equity securities during “blackout” periods and that such individuals must pre-clear trades or adopt plans in accordance with Exchange Act Rule 10b5-1 for sales of securities which they beneficially own.
COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT
Our compensation committee has reviewed our executive and employee compensation programs, and does not believe that our compensation policies and practices encourage undue or inappropriate risk taking or create risks that are reasonably likely to have a material adverse effect on us. The reasons for our compensation committee’s determination include the following:

•
We structure our compensation programs to consist of both fixed and variable components. The fixed (or base salary) component of our compensation programs is designed to provide income independent of our stock price performance so that employees will not focus exclusively on stock price performance to the detriment of other important business metrics.

•
We maintain internal controls over the measurement and calculation of financial information, which are designed to prevent this information from being manipulated by any employee, including our executive officers.

2019 PROXY STATEMENT	45

PROPOSAL 4 ADVISORY VOTE ON EXECUTIVE COMPENSATION

•
We do not cap the cash incentive award for our sales commission plans to provide maximum incentive for our sales force to meet and exceed their revenue objectives. However, we do maintain internal controls over the determination of sales commissions.

•	Employees of Pure Storage are required to comply with our code of conduct, which covers, among other things, accuracy in keeping financial and business records.

•	Our compensation committee approves the overall annual equity pool and the employee equity award guidelines.

•	A significant portion of the compensation paid to our executive officers is in the form of equity to align their interests with the interests of stockholders.

•
As part of our insider trading policy, we prohibit hedging transactions involving our securities so that our executive officers and other employees cannot insulate themselves from the effects of poor stock price performance.

TAX AND ACCOUNTING CONSIDERATIONS
DEDUCTIBILITY OF EXECUTIVE COMPENSATION
Under Section 162(m) of the Code (Section 162(m)), compensation paid to any publicly held corporation’s "covered employees" that exceeds $1 million per taxable year for any covered employee is generally non-deductible.
However, Section 162(m) provides a reliance period exception, pursuant to which the deduction limit under Section 162(m) does not apply to certain compensation paid (or in some cases, granted) pursuant to a plan or agreement that existed during the period in which the corporation was not publicly held, subject to certain requirements and limitations. Under Section 162(m), this reliance period ends upon the earliest of the following: (i) the expiration of the plan or agreement; (ii) the material modification of the plan or agreement; (iii) the issuance of all employer stock and other compensation that has been allocated under the plan; or (iv) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the corporation’s initial public offering occurs. However, the reliance period exception under Section 162(m) may be repealed or modified in the future as a result of certain changes that were made to Section 162(m) pursuant to the Tax Cuts and Jobs Act.
In addition, prior to the enactment of the Tax Cuts and Jobs Act, Section 162(m) provided a performance-based compensation exception, pursuant to which the deduction limit under Section 162(m) did not apply to any compensation that qualified as "performance-based compensation" under Section 162(m). Pursuant to the Tax Cuts and Jobs Act, the performance-based compensation exception under Section 162(m) was repealed with respect to taxable years beginning after December 31, 2017, except that certain transition relief is provided for compensation paid pursuant to a written binding contract which was in effect on November 2, 2017 and which is not modified in any material respect on or after such date.
Compensation paid to each of the Company’s "covered employees" in excess of $1 million per taxable year generally will not be deductible unless it qualifies for (i) the reliance period exception under Section 162(m) or (ii) the performance-based compensation exception under Section 162(m) pursuant to the transition relief described above. Because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m), as well as other factors beyond the control of the Compensation Committee, no assurance can be given that any compensation paid by the Company will qualify for the reliance period exception under Section 162(m) or will be eligible for such transition relief and be deductible by the Company in the future. Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s named executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.
NO TAX REIMBURSEMENT OF PARACHUTE PAYMENTS AND DEFERRED COMPENSATION
We did not provide any executive officer, including any named executive officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code during fiscal 2019, and we have not agreed and are not otherwise obligated to provide any named executive officer with such a “gross-up” or other reimbursement.

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PROPOSAL 4 ADVISORY VOTE ON EXECUTIVE COMPENSATION

ACCOUNTING TREATMENT
We account for stock-based compensation in accordance with the authoritative guidance set forth in ASC Topic 718, which requires companies to measure and recognize the compensation expense for all share-based awards made to employees and directors, including stock options and full-value equity awards, over the period during which the award recipient is required to perform services in exchange for the award (for executive officers, generally the three-year or four-year performance and/or vesting period of the award). Compensation expense for shares acquired through our ESPP is recognized over the offering period. We estimate the fair value of stock options and shares acquired through our ESPP using the Black-Scholes option pricing model. This calculation is performed for accounting purposes and reported in the compensation tables below.

2019 PROXY STATEMENT	47

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE FOR FISCAL 2019
The following table presents all of the compensation awarded to, or earned by, our named executive officers during fiscal 2019 and the prior two fiscal years.

Name and Principal Position	Fiscal Year	Salary ($)	Option Awards ($)(1)	Stock Awards ($)(1)	Non–Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Charles Giancarlo(4)	2019	500,000	—	7,333,230	550,000	—	8,383,230
Chief Executive Officer	2018	222,222	5,580,000	11,934,639	229,416	—	17,966,277
John Colgrove	2019	322,917	—	2,964,919	280,937	—	3,568,773
Chief Technology Officer	2018	295,833	—	1,122,764	212,500	14,717	1,645,814
	2017	250,000	—	—	183,800	11,053	444,853
David Hatfield	2019	361,667	—	2,964,919	398,125	—	3,724,711
President	2018	322,917	—	2,406,764	345,313	11,208	3,086,201
	2017	300,000	—	—	256,109	—	556,109
Timothy Riitters	2019	357,500	—	3,211,992	270,281	—	3,839,773
Chief Financial Officer	2018	329,167	—	4,058,057	177,164	—	4,564,388
	2017	320,000	—	501,200	136,565	—	957,765

(1)
The amount shown in this column does not reflect the dollar amount actually received by our named executive officers. Instead, this amount reflects the aggregate grant date fair value of the stock option and stock awards granted to our named executive officers, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in the notes to our consolidated financial statements in our Annual Report on Form 10-K, as filed with the SEC on March 26, 2019, except that amounts for performance-based stock awards are based on the aggregate fair value as of the grant date given that the applicable performance criteria was established after the end of the applicable fiscal year. The amounts reported for performance-based stock awards are reported at 100% target achievement. See “Compensation Discussion and Analysis” above for the share amounts actually earned in fiscal 2019.

(2)
Represents bonuses earned by our named executive officers under our cash bonus program for employees. The amounts reported represent cash bonuses earned by each named executive officer based on the achievement of corporate revenue targets and, in the case of fiscal 2019, operating profit margin targets, and the individual’s target bonus amount. Prior to the second half of fiscal 2019, the cash bonuses were paid quarterly, and beginning with the second half of fiscal 2019, the cash bonuses were paid semi-annually, based on the achievement of the corporate performance targets described above. The amount reflected for fiscal 2017 for Mr. Hatfield represent sales commissions earned by him.

(3)
Includes: (i) with respect to Mr. Colgrove’s fiscal 2018 amount, (a) $7,895 in amounts associated with our patent award program, (b) $4,500 in employer contributions to his health savings account, and (c) $2,322 in life insurance premiums; (ii) with respect to Mr. Colgrove’s fiscal 2017 amount, (a) $5,474 in amounts associated with our patent award program, (b) $4,500 in employer contributions to his health savings account, and (c) $1,079 in life insurance premiums; (iii) with respect to Mr. Hatfield’s fiscal 2018 amount, (a) $5,862 in travel expenses associated with his spouse attending a company-sponsored event, (b) $4,500 in employer contributions to his health savings account, and (c) $846 in life insurance premiums.

(4)	Mr. Giancarlo was appointed as our CEO on August 22, 2017.

48

EXECUTIVE COMPENSATION

GRANTS OF PLAN–BASED AWARDS TABLE IN FISCAL 2019
The following table presents information regarding each grant of a cash or equity award made during fiscal 2019. This information supplements the information about these awards set forth in the “Summary Compensation Table” above.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock Awards ($)(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Charles Giancarlo	2/17/2018(2)	—	500,000	928,125	—	—	—	—
	3/13/2018(3)	—	—	—	—	347,053	624,695	7,333,230
John Colgrove	2/17/2018(2)	—	260,000	482,625	—	—	—	—
	3/13/2018(3)	—	—	—	—	140,318	252,572	2,964,919
David Hatfield	2/17/2018(2)	—	363,000	673,819	—	—	—	—
	3/13/2018(3)	—	—	—	—	140,318	252,572	2,964,919
Timothy Riitters	2/17/2018(2)	—	252,000	467,775	—	—	—	—
	3/13/2018(3)	—	—	—	—	152,011	273,620	3,211,992

(1)
The amount shown in this column does not reflect the dollar amount actually received by our named executive officers. Instead, this amount reflects the aggregate grant date fair value of the stock awards granted to our named executive officers, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in the notes to our consolidated financial statements in our Annual Report on Form 10-K, as filed with the SEC on March 26, 2019.

(2)
The target bonus amounts for fiscal 2019 were established by our compensation committee in February 2018, with the changes effective as of March 1, 2018. For further information regarding the fiscal 2019 target cash bonuses, please see the “Compensation Discussion and Analysis-Cash Bonuses” above, with the actual amounts earned and paid as set forth in the “Summary Compensation Table” in the column titled “Non-Equity Incentive Plan Compensation.”

(3)
The shares under this performance-based stock award are reported at 100% target achievement and will be earned, from 0% to 180%, based on the achievement of a revenue target for fiscal 2019, which was established by our compensation committee in March 2018. Once earned, this award will be subject to time-based vesting, with 1/3rd of the shares vesting on March 20, 2019 and the remaining earned shares subject to the award vesting over the following eight quarters of the named executive officer’s continuous service. See “Compensation Discussion and Analysis” above for the share amounts actually earned in fiscal 2019.

2019 PROXY STATEMENT	49

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AS OF JANUARY 31, 2019
The following table presents information regarding outstanding equity awards held by our named executive officers as of January 31, 2019.

		Option Awards(1)				Stock Awards(1)
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Charles Giancarlo	08/22/2017(3)	177,083	322,917	12.84	8/22/2027	—	—
	08/22/2017(3)	177,083	322,917	17.00	8/22/2027	—	—
	09/20/2017(4)	—	—	—	—	319,513	5,722,478
	—(5)	—	—	—	—	464,744	8,323,565
	—(6)	—	—	—	—	347,053	6,215,719
John Colgrove	04/01/2018(7)	225,000	375,000	2.98	3/28/2024	—	—
	01/01/2020(8)	—	83,333	17.00	9/23/2025	—	—
	01/01/2021(8)	—	125,000	17.00	9/23/2025	—	—
	—(9)	—	—	—	—	25,002	871,498
	—(9)	—	—	—	—	24,809	1,161,997
	—(6)	—	—	—	—	140,318	2,513,095
David Hatfield	—	452,112	—	1.23	2/6/2023	—	—
	—	300,109	—	2.58	1/30/2024	—	—
	01/01/2018(10)	235,646	250,000	2.98	3/28/2024	—	—
	02/15/2020(8)	—	150,000	13.20	3/17/2025	—	—
	03/15/2021(11)	—	75,000	17.00	9/23/2025	—	—
	—(9)	—	—	—	—	25,002	447,786
	—(9)	—	—	—	—	24,809	444,329
	—(6)	—	—	—	—	140,318	2,513,095
Timothy Riitters	—	808,500	0	9.65	10/8/2024	—	—
	08/26/2018(12)	72,916	277,084	9.65	10/8/2024	—	—
	09/15/2020(8)	—	75,000	13.20	3/17/2025	—	—
	01/01/2020(8)	—	27,500	17.00	9/23/2025	—	—
	01/01/2021(8)	—	32,500	17.00	9/23/2025	—	—
	—(13)	—	—	—	—	18,210	326,141
	04/05/2019(14)	—	—	—	—	55,650	996,692
	—(9)	—	—	—	—	50,001	895,518
	—(6)	—	—	—	—	152,011	2,722,517

(1)
The unvested shares subject to these awards may be subject to accelerated vesting upon a qualifying termination of employment, as described in the section titled “Employment, Severance and Change in Control Agreements.” All option awards were granted under our 2009 Equity Incentive Plan, and all stock awards were granted under our 2015 Equity Plan.

(2)
This amount is calculated by multiplying the number of unvested shares held by the applicable named executive officer by the closing price of our common stock on the NYSE on January 31, 2019 (the last day of our fiscal year), which was $17.91 per share.

(3)	125,000 options vested on August 22, 2018, with the remaining 375,000 options vesting in 36 equal monthly installments subject to Mr. Giancarlo’s continuous service.

(4)	116,186 shares vested on September 20, 2018, with the remaining 348,559 shares vesting in 12 equal quarterly installments, subject to Mr. Giancarlo’s continuous service.

(5)
The shares under this award are reported at target and were to be earned, from 0% to 150%, based on the achievement of a revenue target for fiscal 2019, which was determined by our compensation committee in February 2019, and remain subject to time-based vesting, with 1/3rd vesting on December 20, 2018 and the remaining earned shares subject to the award vesting quarterly over the following eight quarters on the 20th day of the second month of each fiscal quarter thereafter, subject to Mr. Giancarlo's continuous service.

50

EXECUTIVE COMPENSATION

(6)
The shares under this award are reported at target and were to be earned, from 0% to 180%, based on the achievement of a revenue target for fiscal 2019, which was determined by our compensation committee in February 2019, and remained subject to time-based vesting, with 1/3rd vesting on March 20, 2019, and the remaining earned shares subject to the award vesting equally over the following eight quarters of the named executive officer’s continuous service.

(7)	25,000 options vest monthly, measured from the vesting commencement date, subject to the named executive officer’s continuous service.

(8)	1/12th of the total shares subject to this option award vest monthly measured from the vesting commencement date, subject to the named executive officer’s continuous service.

(9)	1/5th of the shares vest on each of April 5, 2019, July 5, 2019, October 5, 2019, January 5, 2020, and April 5, 2020.

(10)	20,833 shares vested on February 1, 2018 with the remaining 479,167 options vesting in 23 equal monthly installments, subject to Mr. Hatfield's continuous service.

(11)	1/10th of the total shares subject to this option award vest monthly measured from the vesting commencement date, subject to the named executive officer’s continuous service.

(12)	1/24th of the total shares subject to this option award vest monthly measured from the vesting commencement date, subject to the named executive officer’s continuous service.

(13)	All of the shares vest on April 5, 2019 subject to Mr. Riitter's continuous service.

(14)	1/4th of the total shares subject to this award vest quarterly over one year measured from the vesting commencement date, subject to the named executive officer’s continuous service.
STOCK AWARDS VESTED AND OPTIONS EXERCISED IN FISCAL 2019
The following table summarizes the value realized by our named executive officers due to the vesting of stock awards and the exercise of stock option awards during fiscal 2019.

	Stock Awards		Option Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(2)
Charles Giancarlo	145,232	3,697,611	—	—
John Colgrove	54,233	1,129,875	—	—
David Hatfield	154,233	3,912,875	510,907	11,223,190
Timothy Riitters	201,429	4,550,903	146,500	1,801,277

(1)	The value realized on vesting is calculated as the number of vested shares multiplied by the closing market price of our common stock on the vesting date.

(2)
The value realized on exercise is calculated as the difference between the actual sales price of the shares of our common stock underlying the options exercised and the applicable exercise price of those options, multiplied by the number of exercised shares.

EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL AGREEMENTS
OFFER LETTERS
We have employment offer letters with each of our named executive officers, other than Mr. Colgrove. The offer letters generally provide for “at-will” employment and set forth the named executive officer’s initial base salary, initial equity grant amount, eligibility for employee benefits and in some cases severance payments and benefits upon a qualifying termination of employment. In addition, each of our named executive officers has executed our standard proprietary information and inventions agreement. The key terms of employment with our named executive officers are described below. Please see “Outstanding Equity Awards as of January 31, 2019” above for a presentation of equity awards held by our executive officers.
CHARLES GIANCARLO
In August 2017, we entered into an offer letter agreement with Mr. Giancarlo, our Chief Executive Officer and Chairman. Mr. Giancarlo’s current annual base salary is $520,000. Mr. Giancarlo is eligible to earn a bonus with an annual target of 100% of his annual base salary to be paid in semi-annual installments based on the achievement of corporate performance objectives, as determined by our compensation committee.

2019 PROXY STATEMENT	51

EXECUTIVE COMPENSATION

If Mr. Giancarlo is terminated without cause (as defined in his employment agreement) or Mr. Giancarlo resigns for good reason (as defined in his employment agreement), Mr. Giancarlo will be eligible to receive (i) continuation of his base salary for a period of 12 months following his termination and (ii) reimbursement of COBRA payments for a period of 18 months following his termination (or if earlier upon him obtaining health care coverage from another source). If Mr. Giancarlo is terminated without cause or Mr. Giancarlo resigns for good reason during the period beginning three months prior to a change in control (as defined in his employment agreement) and ending 12 months following the closing of such change in control, then, in lieu of the foregoing severance payments and benefits, he will be eligible to receive (i) an amount of cash severance equal to 12 months of his base salary plus his then target annual bonus amount, paid in a single lump sum on the 60th day following his termination, (ii) reimbursement of COBRA payments for a period of 18 months following his termination (or if earlier upon him obtaining health care coverage from another source) and (ii) the vesting of his equity awards will accelerate in full. Mr. Giancarlo must sign a release of claims agreement in favor of the company as a pre-condition of receiving these termination payments and benefits.
JOHN COLGROVE
Mr. Colgrove’s current annual base salary is $350,000. Effective March 1, 2019, Mr. Colgrove is eligible to earn a bonus with an annual target of $350,000 to be paid in semi-annual installments based on the achievement of corporate performance objectives, as determined by our compensation committee.
If Mr. Colgrove’s employment is terminated without cause or he terminates his employment for good reason on or within 18 months following a change in control of the company, all unvested shares of stock subject to his outstanding stock option awards will immediately become fully vested.
DAVID HATFIELD
In November 2012, we entered into an offer letter agreement with Mr. Hatfield, our President. Mr. Hatfield’s current annual base salary is $380,000. Effective March 1, 2019, Mr. Hatfield is eligible to earn a bonus with an annual target of $380,000 to be paid in semi-annual installments based on the achievement of corporate performance objectives, as determined by our compensation committee.
Pursuant to the terms of his offer letter, if Mr. Hatfield’s employment is terminated without cause or he terminates his employment for good reason, and other than as result of his death or disability, he will be eligible to receive certain severance payments and benefits, the conditions of which vary depending on whether such termination occurs in connection with a change in control of the company. If termination of employment occurs absent a change in control, Mr. Hatfield will be eligible to receive continuation of his base salary and reimbursement of COBRA payments for a period of nine months and vesting of 25% of the then-unvested shares subject to any then-outstanding stock option awards. If termination of employment occurs on or within 18 months following a change in control, Mr. Hatfield will be eligible to receive the base salary and COBRA payments as described in the preceding sentence and vesting of all of the then-unvested shares subject to any then outstanding stock option awards. Mr. Hatfield must sign a release of claims agreement in favor of the company as a pre-condition of receiving these termination payments and benefits.
TIMOTHY RIITTERS
In August 2014, we entered into an offer letter agreement with Mr. Riitters, our Chief Financial Officer. Mr. Riitters’ current annual base salary is $380,000. Effective March 1, 2019, Mr. Riitters is eligible to earn a bonus with an annual target of $266,000 to be paid in semi-annual installments based on the achievement of corporate performance objectives, as determined by our compensation committee.
Pursuant to the terms of his offer letter, if Mr. Riitters’ employment is terminated without cause or if he terminates his employment for good reason, and other than as a result of his death or disability, he will be eligible to receive certain severance payments and benefits, the conditions of which vary depending on whether such termination occurs in connection with a change in control of the company. If termination of employment occurs absent a change in control, Mr. Riitters will be eligible to receive continuation of his base salary and reimbursement of COBRA payments for a period of nine months and he will continue to vest in his option for six months after the date of such termination. If termination of employment occurs on or within 12 months following a change in control, Mr. Riitters will be eligible to receive the base salary and COBRA payments as described in the preceding sentence and vesting of all of the then-unvested shares subject to any then outstanding stock option awards. Mr. Riitters must sign a release of claims agreement in favor of the company as a pre-condition of receiving these termination payments and benefits.

52

EXECUTIVE COMPENSATION

CHANGE IN CONTROL SEVERANCE BENEFIT PLAN
In September 2015, we adopted a Change in Control Severance Benefit Plan (the Severance Plan). Employees with the title of vice president or above, including each of our named executive officers, are eligible participants under the Severance Plan. Under the Severance Plan, each eligible participant who suffers an involuntary termination of employment within the period starting three months prior to a change in control of the company and ending on the 12-month anniversary of the change in control, will receive (i) a lump sum cash payment equal to six months of the participant’s then-current base salary, (ii) a lump sum cash payment equal to six months of the participant’s then-current annual target bonus, (iii) up to six months of company-paid health insurance coverage, and (iv) accelerated vesting of 100% of the shares subject to each time-based vesting equity award held by such participant. These payments and benefits are subject to a “best after tax” provision in the case the case they would trigger excise tax penalties and loss of deductibility under Sections 280G and 4999 of the Code.
If an employee is an eligible participant and otherwise eligible to receive severance payments and benefits under the Severance Plan that are of the same category and would otherwise duplicate the payments and benefits available under the terms of any other agreement the participant has with us, the participant will receive severance payments and benefits under such other agreement in lieu of any Severance Plan benefits to the extent such benefits are duplicative, and severance payments and benefits will be provided under the Severance Plan only to the extent, if any, that Severance Plan benefits are not duplicative benefits. For instance, Mr. Giancarlo is eligible to participate in the Severance Plan, provided that he will still receive any more favorable terms under his employment agreement, such as his longer 18 months of company-paid health insurance coverage.
ACCELERATION UPON DEATH OR DISABILITY
In September 2015, our compensation committee amended all outstanding stock option awards to provide that if an employee dies while in a service relationship with us, all options held by the employee would vest and become exercisable in their entirety, and determined that the award agreement for all other stock awards would provide for full acceleration of the stock award in the event of the death of the employee while in a service relationship with us. Pursuant to such award terms, each of Messrs. Giancarlo, Colgrove, Hatfield and Riitters would receive full acceleration of any time-based equity awards in the event of his death as of January 31, 2019, for an aggregate value of $24,120,703, $9,685,582, $8,588,154 and $8,269,629, respectively, based on the closing market price of our common stock on January 31, 2019, which was $17.91 per share, and assuming full vesting of the performance-based RSU awards that were determined to have been earned at 108% for fiscal 2019, and Mr. Giancarlo’s new hire performance RSU award that was determined to have been earned at 104.65% for fiscal 2019.
POTENTIAL PAYMENTS UPON TERMINATION OR RESIGNATION
The following table provides an estimate of the value of the payments and benefits due to each of our named executive officers assuming a termination of employment without cause or if he terminates his employment for good reason, effective as of January 31, 2019, other than in connection with a change of control of the company, under the agreements described above. The actual amounts to be paid can only be determined at the time of such event.

			Value of Accelerated Equity Awards ($)(1)
Name	Cash Payment ($)	Benefit Continuation ($)	Restricted Stock Units	Restricted Stock Awards	Options	Total ($)
Charles Giancarlo(2)	500,000	43,594	—	—	—	543,594
John Colgrove	—	—	—	—	—	—
David Hatfield(3)	273,750	18,396	—	—	1,126,813	1,418,959
Timothy Riitters(3)	270,000	18,396	—	—	674,141	962,537

(1)	Based on the closing market price of our common stock on January 31, 2019, which was $17.91, per share.

(2)	Reflects a cash payment equal to 12 months of Mr. Giancarlo’s then-current base salary and 18 months of company-paid health insurance coverage.

(3)
Reflects continuation of base salary and reimbursement of health insurance payments for nine months, as well as vesting of 25% of the then-unvested shares subject to any then-outstanding stock options with respect to Mr. Hatfield and vesting of his original option for an additional six months with respect to Mr. Riitters.

2019 PROXY STATEMENT	53

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR RESIGNATION IN CONNECTION WITH A CHANGE OF CONTROL
The following table provides an estimate of the value of the payments and benefits due to each of our named executive officers assuming a termination of employment without cause or if he terminates his employment for good reason, effective as of January 31, 2019, in connection with a change of control of the company, under the agreements and the Severance Plan described above. The actual amounts to be paid can only be determined at the time of such event.

			Value of Accelerated Equity Awards ($)(1)
Name	Cash Payment ($)	Benefit Continuation ($)	Restricted Stock Units	Restricted Stock Awards	Options	Total ($)
Charles Giancarlo(2)	1,000,000	43,594	21,146,065	—	1,931,044	24,120,703
John Colgrove(3)	292,500	12,264	3,592,485	—	5,788,333	9,685,582
David Hatfield(3)	456,250	18,396	3,606,258	—	4,507,250	8,588,154
Timothy Riitters(3)	396,000	18,396	5,158,669	—	2,696,564	8,269,629

(1)	Based on the closing market price of our common stock on January 31, 2019, which was $17.91, per share.

(2)
Reflects a cash payment equal to 12 months of Mr. Giancarlo’s then-current base salary, a lump sum cash payment equal to 12 months of Mr. Giancarlo’s then-current annual target bonus, and 18 months of company-paid health insurance coverage, as well as vesting of all shares subject to all outstanding equity awards (including performance-based equity awards to Mr. Giancarlo granted upon his hire and during fiscal 2019 that were determined to have been earned at 104.65% and 108%, respectively, for fiscal 2019) held by Mr. Giancarlo.

(3)
Reflects a lump sum cash payment equal to six months of the named executive officer’s then-current base salary, a lump sum cash payment equal to six months of the named executive officer’s then-current annual target bonus, and six months of company-paid health insurance coverage, as well as vesting of all shares subject to each outstanding time-based vesting equity award held by such officer (including performance-based equity awards that were determined to have been earned at 108% for fiscal 2019), except that Messrs. Hatfield and Riitters are eligible to receive continuation of base salary and reimbursement of health insurance payments for an additional three months.

PAY RATIO
Pure Storage is required to disclose the ratio of our CEO’s annual total compensation to the annual total compensation of its median employee, referred to as “pay ratio” disclosure. To identify our median employee, we identified our total employee population as of December 31, 2018, other than our CEO. We compared the total of each employee’s aggregate salary, hourly pay, bonus and other cash compensation (such as on-call or overtime pay) actually paid, and the value of stock awards vested during calendar 2018, as reflected in our payroll records. We did not annualize the compensation of employees who were employed for less than the entire fiscal year.
Using this approach, we determined that the employee at the median had anomalous compensation characteristics, as that employee was only employed for part of calendar 2018, received a large new hire equity award, and was paid, in part, on a fiscal-year commission plan, which caused compensation during calendar 2018 to differ significantly as compared to compensation during fiscal 2019. As a result, we instead selected a substitute employee with substantially similar compensation in calendar 2018 (using the same approach) to that of the originally identified employee. We then calculated annual total compensation for the selected employee using the same methodology used to calculate annual total compensation for our CEO as set forth in the “Summary Compensation Table” above.
For fiscal 2019, the median of the annual total compensation of all employees of Pure Storage (other than our CEO), based on the selected employee, was $223,393, and based on the annual total compensation for our CEO of $8,383,230, our ratio of CEO pay to median employee pay was 38 to 1. The amounts included in the above pay ratio calculation take into account the grant date value of equity awards granted during fiscal 2019.
The pay ratio above represents Pure Storage’s reasonable estimate calculated in a manner consistent with the SEC rules, which allow for significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted the pay ratio rules, the ratio was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand our compensation practices and pay-ratio disclosures.

54

STOCK OWNERSHIP INFORMATION
SECURITY OWNERSHIP
The following table sets forth, as of March 31, 2019, certain information with respect to the beneficial ownership of our common stock: (a) by each person known by us to be the beneficial owner of more than five percent of the outstanding shares of common stock, (b) by each of our directors, (c) by each of our named executive officers, and (d) by all of our current executive officers and directors as a group.
The percentage of shares beneficially owned shown in the table is based on 243,523,831 shares of common stock outstanding as of March 31, 2019. In computing the number of shares of capital stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our capital stock subject to options held by the person that are currently exercisable or exercisable within 60 days of March 31, 2019. However, we did not deem such shares of our capital stock outstanding for the purpose of computing the percentage ownership of any other person.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown beneficially owned by them, subject to applicable community property laws. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.
Except as otherwise noted below, the address for persons listed in the table is c/o Pure Storage, Inc., 650 Castro Street, Suite 400, Mountain View, California 94041.

Name of Beneficial Owner	Shares Beneficially Owned	%
Executive Officers:
Charles Giancarlo(1)	1,898,863	*
John Colgrove(2)	14,252,159	5.7
David Hatfield(3)	1,825,048	*
Timothy Riitters(4)	1,428,293	*
Directors:
Scott Dietzen(5)	4,512,082	1.8
Mark Garrett(6)	248,934	*
Jeff Rothschild	7,518	*
Anita Sands(7)	131,934	*
Frank Slootman(8)	555,601	*
Mike Speiser(9)	106,383	*
Susan Taylor	—	*
Roxanne Taylor	—	*
All directors and executive officers as a group (12 persons)(10)	24,966,815	10.0
5% Stockholders:
Vanguard Group(11)	18,436,533	7.3
Entities affiliated with FMR LLC(12)	16,301,430	6.5

*	Denotes less than 1%

(1)
Consists of 1,461,363 shares of Class A Common Stock held by Mr. Giancarlo, of which 1,198.920 shares are unvested and subject to our right of repurchase. Also includes 437,500 shares that are issuable pursuant to equity awards which are vested or will vest within 60 days of March 31, 2019.

(2)
Consists of 13,817,315 shares of Class A Common Stock, of which (i) 290,811 shares are unvested and subject to our right of repurchase, (ii) 2,250,000 shares are held by Eric Edward Colgrove Irrevocable Trust DTD Feb 8, 2011, Jeff Rothschild TTEE; (iii) 2,250,000 shares are held by Richard Winston Colgrove Irrevocable Trust DTD Feb 8, 2011, Jeff Rothschild TTEE; (iv) 1,553,926 shares are held by the Colgrove Family Living

2019 PROXY STATEMENT	55

STOCK OWNERSHIP INFORMATION

Trust, over which Mr. Colgrove shares voting and dispositive power; and (v) 7,572,613 shares are held directly by Mr. Colgrove. Also includes 334,809 shares that are issuable pursuant to equity awards which are vested or will vest within 60 days of March 31, 2019.

(3)
Consists of 644,004 shares of Class A common stock, of which (i) 290,811 shares are unvested and subject to our right of repurchase, (ii) 18,666 shares are held by DMH 2013 Irrevocable Trust, 18,666 shares are held by JHH 2013 Irrevocable Trust, and 18,666 shares are held by KGH 2013 Irrevocable Trust, over which Mr. Hatfield has voting and dispositive power; (iii) 24,375 shares held by DM Hatfield & JM Hatfield Co-TTEE The Hatfield Family Trust U/A DTD 3/10/2000, and (iv) 372,855 shares are held directly by Mr. Hatfield. Also includes 1,081,009 shares that are issuable pursuant to equity awards which are vested or will vest within 60 days of March 31, 2019.

(4)
Consists of 460,332 shares of Class A Common Stock held by Mr. Riitters, of which 368,193 shares are unvested and subject to our right of repurchase. Also includes 967,961 shares that are issuable pursuant to equity awards which are vested or will vest with 60 days of March 31, 2019.

(5)
Consists of 4,502,273 shares of Class A Common Stock, of which (i) 39,233 shares are unvested and subject to our right of repurchase, (ii) 3,481,083 shares are held by Scott Dietzen and Katherine Dietzen, Co-Trustees of the Dietzen Living Trust, dated January 16, 2009, over which Dr. Dietzen shares voting and dispositive power; (ii) 800,000 shares are held by JP Morgan Trust Company of Delaware, as Trustee of the Dietzen Family 2014 Irrevocable Trust GST Exempt Trust under agreement dated March 25, 2014, over which Dr. Dietzen shares voting and dispositive power. Also includes 9,809 shares that are issuable pursuant to equity awards that are vested or will vest within 60 days of March 31, 2019.

(6)
Consists of 15,601 shares of Class A Common Stock held by Mr. Garrett. Also includes 233,333 shares that are issuable pursuant to equity awards which are vested or will vest within 60 days of March 31, 2019.

(7)
Consists of 601 shares of Class A Common Stock held by Dr. Sands. Also includes 131,333 shares that are issuable pursuant to equity awards which are vested or will vest within 60 days of March 31, 2019.

(8)
Consists of 15,601 shares of Class A Common Stock held by Mr. Slootman. Also includes 540,000 shares that are issuable pursuant to equity awards which are vested or will vest within 60 days of March 31, 2019.

(9)
Consists of 106,383 shares of Class A Common Stock, of which (i) 43,800 shares are held by Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Michael L. Speiser, a retirement trust for the benefit of Mr. Speiser, (ii) 40,982 shares are held by Speiser Trust, of which Mr. Speiser is a trustee, (iii) 6,000 shares are held by Wells Fargo Bank, N.A. FBO Michael L. Speiser Roth IRA, Mr. Speiser’s Roth IRA account.

(10)
Includes 2,087,933 shares of Class A Common Stock that are unvested and subject to our right of repurchase and 3,735,754 shares that are issuable pursuant to equity awards which are vested or will vest within 60 days of March 31, 2019.

(11)
Based on information contained in a schedule 13G/A filed on February 12, 2019, The Vanguard Group (Vanguard) beneficially owns 18,436,533 shares of common stock. Vanguard is located at 100 Vanguard Blvd, Malvern, PA 19355.

(12)	Based on information contained in a schedule 13G/A filed on February 13, 2019. FMR LLC is located at 245 Summer St, Boston, MA 02210.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of Pure Storage’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Pure Storage. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended January 31, 2019, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except that due to administrative oversight, David Hatfield failed to timely file a Form 4 with respect to three transactions, which involved (i) the exercise of 66,667 stock options and sale of 200,000 shares that occurred on February 20, 2018 and was reported on Form 4 on February 23, 2018, (ii) the exercise of 50,000 stock options and sale of 150,000 shares that occurred on May 18, 2018 and was reported on Form 4 on June 20, 2018, and (iii) the exercise of 114,245 stock options that occurred on September 18, 2018 and was reported on Form 5 on February 28, 2019.

56

STOCK OWNERSHIP INFORMATION

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of January 31, 2019. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity plans approved by stockholders	57,383,093	$8.34	17,111,403
Equity plans not approved by stockholders	—	—	—

(1)	Includes our 2009 Equity Incentive Plan and 2015 Plan, but does not include future rights to purchase shares under our ESPP, which depend on a number of factors described in our ESPP.

(2)
The weighted average exercise price is calculated based solely on outstanding stock options, and excludes the shares of common stock included in column (a) that are issuable upon the vesting of 21,917,550 shares under stock awards then-outstanding under our 2015 Plan, which have no exercise price.

(3)
Includes our 2015 Plan and ESPP. Our 2015 Plan provides that the total number of shares of common stock reserved for issuance thereunder will be automatically increased, on February 1st of each calendar year, in an amount equal to 5% of the total number of shares of our capital stock outstanding on the last day of the calendar month prior to the date of each automatic increase, or a lesser number of shares determined by our board of directors. Our ESPP provides that the number of shares of common stock available for issuance thereunder is automatically increased on February 1st of each calendar year by the lesser of (i) 1% of the total number of shares of our common stock outstanding on the last day of the calendar month prior to the date of the automatic increase, and (ii) 3,500,000 shares; provided that our board of directors may determine that such increase will be less than the amount set forth above. Accordingly, on February 1, 2019, the number of shares of common stock available for issuance under our 2015 Plan and ESPP increased by 12,176,191 shares and 2,435,238 shares, pursuant to these provisions. These increases are not reflected in the table above.

2019 PROXY STATEMENT	57

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the Notice) because our board of directors is soliciting your proxy to vote at the 2019 annual meeting of stockholders, including at any adjournments or postponements thereof. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about May 8, 2019 to all stockholders of record.
How do I attend and participate in the annual meeting online?
We will be hosting the meeting via live webcast only. Any stockholder of record can attend the meeting live online at www.virtualshareholdermeeting.com/PSTG2019. The webcast will start at 10:00 a.m. Pacific Time on June 20, 2019. Stockholders may vote and submit questions while attending the meeting online. The webcast will open 15 minutes before the start of the meeting. In order to enter the meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/PSTG2019.
Who can vote at the meeting?
Only stockholders of record at the close of business on April 25, 2019 will be entitled to vote at the meeting. On this record date, there were 252,830,075 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on April 25, 2019, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on April 25, 2019, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the virtual annual meeting. Since you are not the stockholder of record, you may vote your shares online during the meeting only by following the instructions from your broker, bank or other agent.
What am I voting on?
There are four matters scheduled for a vote:

•	Election of three Class I directors to hold office until our 2022 annual meeting of stockholders;

•	Ratification of the selection of Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending January 31, 2020;

•	Approval of an amendment of our ESPP; and

•	Approval, on an advisory basis, of the compensation of our named executive officers, as described in this proxy statement.
What if another matter is properly brought before the meeting?
Our board of directors knows of no other matters that will be presented for consideration at the meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

58

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

How do I vote?
The procedures for voting are fairly simple as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote online during the meeting, vote by proxy through the internet, vote by proxy over the telephone, or vote by proxy using a proxy card that you may request. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend online and vote during the meeting. In such case, your previously submitted proxy will be disregarded.

•	To vote online during the meeting, follow the provided instructions to join the meeting at www.virtualshareholdermeeting.com/PSTG2019, starting at 9:45 a.m. PT on June 20, 2019.

•	To vote online before the meeting, go to www.proxyvote.com.

•	To vote by telephone, call 1-800-690-6903.

•	To vote by mail, simply complete, sign and date the proxy card or voting instruction card, and return it promptly in the envelope provided.
If we receive your vote by internet or phone or your signed proxy card up until 11:59 p.m. Eastern Time the day before the 2019 annual meeting of stockholders, we will vote your shares as you direct. To vote, you will need the control number in the Notice, on your proxy card or in the instructions that accompanied the proxy materials.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online during the meeting, you must follow the instructions from your broker, bank or other agent.
Can I change my vote after submitting my proxy?
Yes. If you are a record holder of shares, you may revoke, subject to the voting deadlines above, your proxy by:

•	Submitting another properly completed proxy card with a later date;

•	Granting a subsequent proxy by telephone or through the internet;

•	Sending a timely written notice that you are revoking your proxy to our Secretary at 650 Castro Street, Mountain View, California 94041; or

•	Attending and voting online during the meeting. Simply attending the meeting will not, by itself, revoke your proxy.
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by such party.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote online during the meeting, through the internet, by telephone or by completing your proxy card, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the NYSE deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation, and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1 or 3 without your instructions, but may vote your shares on Proposal 2 even in the absence of your instruction.
Please instruct your bank, broker or other agent to ensure that your vote will be counted.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote, your shares will be voted FOR the election each of the nominees for Class I director, FOR the ratification of the selection of Deloitte & Touche as our independent registered public accounting firm, FOR the approval of the amendment to our ESPP and FOR the advisory approval of named executive officer compensation. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

2019 PROXY STATEMENT	59

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

How many votes do I have?
Each holder of common stock will have the right to one vote per share.
How many votes are needed to approve each proposal?

•	Proposal 1: The three nominees for Class I directors that receive the highest number of FOR votes will be elected. Only votes “For” will affect the outcome.

•
Proposal 2: The ratification of the selection of our independent registered public accounting firm must receive FOR votes from the holders of a majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote on the proposal.

•
Proposal 3: The amendment of our 2015 Employee Stock Purchase Plan to increase the number of shares available for issuance by 5,000,000 shares must receive FOR votes from the majority of the shares present in person or represented by proxy and entitled to vote on the proposal.

•
Proposal 4: The advisory approval of the compensation of our named executive officers must receive FOR votes from the holders of a majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote on the proposal.

What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
How are broker non-votes and abstentions treated?
If your shares of common stock are held by a broker on your behalf, and you do not instruct the broker as to how to vote these shares on Proposal 2, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. With respect to Proposals 1, 3 and 4, the broker may not exercise discretion to vote on those proposals. Such event would constitute a “broker non-vote,” and these shares will not be counted as having been voted on the applicable proposal. However, broker non-votes will be considered present and entitled to vote at the meeting and will be counted in determining whether or not a quorum is present. Please instruct your broker so your vote can be counted.
If stockholders abstain from voting, the applicable shares of common stock will be considered present and entitled to vote at the meeting and will be counted in determining whether or not a quorum is present. With respect to Proposal 1, abstentions are not considered votes cast FOR or AGAINST a nominee’s election and will have no effect in determining whether a nominee for director has received sufficient votes. With respect to Proposal 2, 3 and 4, abstentions are considered in determining the number of votes required to obtain the necessary majority vote for the proposal and will have the same effect as voting against the proposal.
Who counts the votes?
We have engaged Broadridge Financial Solutions as our independent agent to tabulate stockholder votes. If you are a stockholder of record, and you choose to vote over the internet (either prior to or during the meeting) or by telephone, Broadridge will access and tabulate your vote electronically, and if you choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in street name, as applicable) returns one proxy card to Broadridge on behalf of all its clients.
Who is paying for this proxy solicitation?
We will pay for the cost of soliciting proxies. Please be aware that you must bear any costs associated with your internet access. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the instructions on the Notices to ensure that all your shares are voted.
When are stockholder proposals due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 8, 2020, to our Secretary at 650 Castro Street, Suite 400, Mountain View, California 94041; provided that if the date of next year’s meeting is earlier than May 21, 2020 or later than July 20, 2020, the deadline will be a reasonable time before we begin to print and send our proxy materials for next year’s meeting. If you wish to nominate a director or submit a proposal that you do not desire to be included in next year’s proxy materials, you must do so between February 21, 2020 and March 22, 2020; provided that if the date

60

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

of that annual meeting of stockholders is earlier than May 21, 2020 or later than July 20, 2020, you must give the required notice not earlier than the 120th day prior to the meeting date and not later than the 90th day prior to the meeting date or, if later, the 10th day following the day on which public disclosure of that meeting date is first made. You are also advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the aggregate voting power of the shares of common stock entitled to vote at the meeting are present at the meeting or represented by proxy.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote during the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the aggregate voting power of shares present at the meeting or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the annual meeting?
We expect that preliminary voting results will be announced during the meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the meeting.
What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or set of proxy materials addressed to those stockholders. In accordance with a prior notice sent to certain brokers, banks, dealers or other agents, we are sending only one Notice or full set of proxy materials to those addresses with multiple stockholders unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” allows us to satisfy the requirements for delivering Notices or proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of these documents. Householding helps to reduce our printing and postage costs, reduces the amount of mail you receive and helps to preserve the environment. If you currently receive multiple copies of the Notice or proxy materials at your address and would like to request “householding” of your communications, please contact your broker. Once you have elected “householding” of your communications, “householding” will continue until you are notified otherwise or until you revoke your consent by notifying your broker. To make a change regarding the format of your proxy materials (electronically or in print), or to request receipt of a separate set of documents to a household, contact us through our website at investor.purestorage.com, or by mail at 650 Castro Street, Mountain View, California 94041

Our board of directors knows of no other matters that will be presented for consideration at the virtual annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the associated proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
CHARLES GIANCARLO
Chairman and Chief Executive Officer
Mountain View, California
May 8, 2019
We have filed our Annual Report on Form 10-K for the fiscal year ended January 31, 2019 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at investor.purestorage.com, or a copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2019 is available without charge upon written request to our Secretary at 650 Castro Street, Mountain View, California 94041.

2019 PROXY STATEMENT	61

APPENDIX A
PURE STORAGE, INC.
AMENDED AND RESTATED
2015 EMPLOYEE STOCK PURCHASE PLAN
Adopted by the Board of Directors: August 19, 2015
Approved by the Stockholders: August 31, 2015
IPO Date / Effective Date: October 7, 2015
Amended by the Board of Directors: February 26, 2019
1.GENERAL; PURPOSE.

(a)
The Plan provides a means by which Eligible Employees of the Company and certain Designated Companies may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.

(b)
The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations and Affiliates.

(c)
The Plan includes two components: a 423 Component and a Non-423 Component. The Company intends (but makes no undertaking or representation to maintain) the 423 Component to qualify as an Employee Stock Purchase Plan. The provisions of the 423 Component, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes grants of Purchase Rights under the Non-423 Component that do not meet the requirements of an Employee Stock Purchase Plan. Except as otherwise provided in the Plan or determined by the Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component. In addition, the Company may make separate Offerings which vary in terms (provided that such terms are not inconsistent with the provisions of the Plan or the requirements of an Employee Stock Purchase Plan), and the Company will designate which Designated Company is participating in each separate Offering.

2.ADMINISTRATION.

(a)	The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)	The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)	To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

(ii)
To designate from time to time which Related Corporations of the Company will be eligible to participate in the Plan as Designated 423 Corporations or as Designated Non-423 Corporations, which Affiliates may be excluded from participation in the Plan, and which Designated Companies will participate in each separate Offering (to the extent that the Company makes separate Offerings).

(iii)
To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(iv)	To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.

(v)	To suspend or terminate the Plan at any time as provided in Section 12.

(vi)	To amend the Plan at any time as provided in Section 12.

(vii)
Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company, its Related Corporations, and Affiliates and to carry out the intent that the 423 Component be treated as an Employee Stock Purchase Plan.

A-1

APPENDIX A

(viii)
To adopt such rules, procedures and sub-plans relating to the operation and administration of the Plan as are necessary or appropriate under applicable local laws, regulations and procedures to permit or facilitate participation in the Plan by Employees who are foreign nationals or employed or located outside the United States. Without limiting the generality of, but consistent with, the foregoing, the Board specifically is authorized to adopt rules, procedures, and sub-plans, which, for purposes of the Non-423 Component, may be beyond the scope of Section 423 of the Code, regarding, without limitation, eligibility to participate in the Plan, handling and making of Contributions, establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements.

(c)
The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d)	All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
3.SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a)
Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 8,500,000~~3,500,000~~ shares of Common Stock, plus the number of shares of Common Stock that are automatically added commencing on February 1 of each year for a period of up to ten years, commencing on February 1 in the calendar year following the calendar year in which the IPO Date occurs and ending on (and including) February 1, 2025, in an amount equal to the lesser of (i) 1% of the total number of shares of Capital Stock outstanding on the last day of the calendar month prior to the date of such automatic increase, and (ii) 3,500,000 shares of Common Stock. Notwithstanding the foregoing, the Board may act prior to the first day of any fiscal year to provide that there will be no February 1st increase in the share reserve for such fiscal year or that the increase in the share reserve for such fiscal year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. Pursuant to this provision, the share reserve has previously been automatically increased by 1,905,094 shares, 2,043,637 shares, 2,209,789 shares and 2,435,238 shares, effective on each of February 1, 2016, 2017, 2018 and 2019, respectively.

(b)
If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

(c)	The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.
4.GRANT OF PURCHASE RIGHTS; OFFERING.

(a)
The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, and, with respect to the 423 Component, will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the Offering Document or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b)
If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier- granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

2019 PROXY STATEMENT	A-2

APPENDIX A

(c)
The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.

5.ELIGIBILITY.

(a)
Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation or an Affiliate. Except as provided in Section 5(b), an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company, a Related Corporation, or an Affiliate, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Board may provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company, the Related Corporation, or the Affiliate, as applicable, is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.

(b)
The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i)	the date on which such Purchase Right is granted will be the "Offering Date" of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii)	the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and

(iii)
the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.

(c)
No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

(d)
As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations or Affiliates, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation or Affiliates to accrue at a rate which, when aggregated, exceeds US$25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e)
Officers of the Company and any Designated Company, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

6.PURCHASE RIGHTS; PURCHASE PRICE.

(a)
On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock (rounded down to the nearest whole share) purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding 30% of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.

(b)
The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

A-3

APPENDIX A

(c)
In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering, (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering and/or (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock (rounded down to the nearest whole share) available will be made in as nearly a uniform manner as will be practicable and equitable.

(d)	The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than the lesser of:

(i)	an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii)	an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.
7.PARTICIPATION; WITHDRAWAL; TERMINATION.

(a)
An Eligible Employee may elect to authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company or any third party designated by the Company (each, a "Company Designee"). The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable laws or regulations require that Contributions be deposited with a Company Designee or otherwise be segregated. If permitted in the Offering, a Participant may begin such Contributions with the first payroll occurring on or after the Offering Date (or, in the case of a payroll date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll will be included in the new Offering). If permitted in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. If required under applicable laws or regulations or if specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through a payment by cash, check, or wire transfer prior to a Purchase Date, in a manner directed by the Company or a Company Designee.

(b)
During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company or a Company Designee a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute as soon as practicable to such Participant all of his or her accumulated but unused Contributions and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

(c)
Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason or (ii) is otherwise no longer eligible to participate. The Company will distribute as soon as practicable to such individual all of his or her accumulated but unused Contributions.

(d)
During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.

(e)	Unless otherwise specified in the Offering, the Company will have no obligation to pay interest on Contributions.
8.EXERCISE OF PURCHASE RIGHTS.

(a)
On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock (rounded down to the nearest whole share), up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless specifically provided for in the Offering.

(b)
Unless otherwise provided in the Offering, if any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock on a Purchase Date in an Offering, then such remaining amount will be distributed to such Participant as soon as practicable after the applicable Purchase Date, without interest.

(c)
No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable U.S. federal and state, foreign and other securities, exchange control and other laws applicable to the Plan. If on a Purchase Date the shares of Common Stock are not so registered or the Plan is not in

2019 PROXY STATEMENT	A-4

APPENDIX A

such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 6 months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all applicable laws or regulations, as determined by the Company in its sole discretion, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed as soon as practicable to the Participants without interest.
9.COVENANTS OF THE COMPANY.
The Company will seek to obtain from each U.S. federal or state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder unless the Company determines, in its sole discretion, that doing so would cause the Company to incur costs that are unreasonable. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.
10.DESIGNATION OF BENEFICIARY.

(a)
The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company or as approved by the Company for use by a Company Designee.

(b)
If a Participant dies, in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions, without interest, to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

(a)
In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.

(b)
In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase shares of Common Stock (rounded down to the nearest whole share) within ten business days prior to the Corporate Transaction under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase.

12.AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN.

(a)
The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by applicable laws, regulations or listing requirements, including any amendment that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent stockholder approval is required by applicable laws, regulations, or listing requirements.

(b)	The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

A-5

APPENDIX A

(c)
Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the date the Plan is adopted by the Board, or (iii) as necessary to obtain or maintain any special tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the 423 Component complies with the requirements of Section 423 of the Code.

13.SECTION 409A OF THE CODE; TAX QUALIFICATION.

(a)
Purchase Rights granted under the 423 Component are intended to be exempt from the application of Section 409A of the Code under U.S. Treasury Regulation Section 1.409A-1(b)(5)(ii). Purchase Rights granted under the Non-423 Component to U.S. taxpayers are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities will be construed and interpreted in accordance with such intent. Subject to Section 13(b) below, Purchase Rights granted to U.S. taxpayers under the Non-423 Component will be subject to such terms and conditions that will permit such Purchase Rights to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the shares subject to a Purchase Right be delivered within the short-term deferral period. Subject to Section 13(b) below, in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Board determines that a Purchase Right or the exercise, payment, settlement or deferral thereof is subject to Section 409A of the Code, the Purchase Right will be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if the Purchase Right that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Board with respect thereto.

(b)
Although the Company may endeavor to (i) qualify a Purchase Right for special tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain special or to avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 13(a) above. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

14.EFFECTIVE DATE OF PLAN.
The Plan will become effective immediately prior to and contingent upon the IPO Date. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 12(a) above, materially amended) by the Board.
15.MISCELLANEOUS PROVISIONS.

(a)	Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

(b)
A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c)
The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at-will nature of a Participant’s employment, if applicable, or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company, a Related Corporation, or an Affiliate, or on the part of the Company, a Related Corporation, or an Affiliate to continue the employment of a Participant.

(d)	The provisions of the Plan will be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.

(e)
If any particular provision of the Plan is found to be invalid or otherwise unenforceable, such provision will not affect the other provisions of the Plan, but the Plan will be construed in all respects as if such invalid provision were omitted.

(f)	If any provision of the Plan does not comply with applicable law or regulations, such provision shall be construed in such a manner as to comply with applicable law or regulations.

2019 PROXY STATEMENT	A-6

APPENDIX A

16.DEFINITIONS.
As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)
"423 Component" means the part of the Plan, which excludes the Non-423 Component, pursuant to which Purchase Rights that satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.

(b)
"Affiliate" means any entity, other than a Related Corporation, in which the Company has an equity or other ownership interest or that is directly or indirectly controlled by, controls, or is under common control with the Company, in all cases, as determined by the Board, whether now or hereafter existing.

(c)	"Board" means the Board of Directors of the Company.

(d)	"Capital Stock" means each and every class of common stock of the Company, regardless of the number of votes per share.

(e)
"Capitalization Adjustment" means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the date the Plan is adopted by the Board without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f)	"Code" means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(g)	"Committee" means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(h)	"Common Stock" means, as of the IPO Date, the Class A Common Stock of the Company, having one vote per share.

(i)	"Company" means Pure Storage, Inc., a Delaware corporation.

(j)
"Contributions" means the payroll deductions and/or other payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already contributed the maximum permitted amount of payroll deductions and/or other payments during the Offering.

(k)	"Corporate Transaction" means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)	a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)	a sale or other disposition of at least 90% of the outstanding securities of the Company;

(iii)	a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)
a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(l)	"Designated 423 Corporation" means any Related Corporation selected by the Board as participating in the 423 Component.

(m)
"Designated Company" means any Designated Non-423 Corporation or Designated 423 Corporation, provided, however, that at any given time, a Related Corporation participating in the 423 Component shall not be a Related Corporation participating in the Non-423 Component.

(n)	"Designated Non-423 Corporation" means any Related Corporation or Affiliate selected by the Board as participating in the Non-423 Component.

(o)	"Director" means a member of the Board.

(p)
"Eligible Employee" means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

A-7

APPENDIX A

(q)
"Employee" means any person, including an Officer or Director, who is treated as an employee in the records of the Company or a Related Corporation (including an Affiliate). However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an "Employee" for purposes of the Plan.

(r)	"Employee Stock Purchase Plan" means a plan that grants Purchase Rights intended to be options issued under an "employee stock purchase plan," as that term is defined in Section 423(b) of the Code.

(s)	"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

(t)	"Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

(i)
If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(ii)
In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith in compliance with applicable laws and regulations and in a manner that complies with Sections 409A of the Code.

(iii)
Notwithstanding the foregoing, for any Offering that commences on the IPO Date, the Fair Market Value of the shares of Common Stock on the Offering Date will be the price per share at which shares are first sold to the public in the Company’s initial public offering as specified in the final prospectus for that initial public offering.

(u)
"IPO Date" means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

(v)
"Non-423 Component" means the part of the Plan, which excludes the 423 Component, pursuant to which Purchase Rights that are not intended to satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.

(w)
"Offering" means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the "Offering Document" approved by the Board for that Offering.

(x)	"Offering Date" means a date selected by the Board for an Offering to commence.

(y)	"Officer" means a person who is an officer of the Company or a Related Corporation or Affiliate within the meaning of Section 16 of the Exchange Act.

(z)	"Participant" means an Eligible Employee who holds an outstanding Purchase Right.

(aa)	"Plan" means this Pure Storage, Inc. 2015 Employee Stock Purchase Plan, including both the 423 Component and the Non-423 Component, as amended from time to time.

(bb)
"Purchase Date" means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

(cc)
"Purchase Period" means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(dd)	"Purchase Right" means an option to purchase shares of Common Stock granted pursuant to the Plan.

(ee)
"Related Corporation" means any "parent corporation" or "subsidiary corporation" of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(ff)	"Securities Act" means the U.S. Securities Act of 1933, as amended.

(gg)
"Trading Day" means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including but not limited to the NYSE, Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto, is open for trading.

2019 PROXY STATEMENT	A-8

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PURESTORAGE®

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Pure Storage and the P logo are trademarks or registered trademarks of Pure Storage, Inc.

VOTE BY INTERNET

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E78071-P22531

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PURE STORAGE, INC.

The Board of Directors recommends you vote FOR ALL of the following nominees:

	For All	Withhold All	For All Except
1. Election of three Class I directors to serve until our Annual Stockholder Meeting in 2022.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Charles Giancarlo
02) Scott Dietzen
03) John Colgrove

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E78072-P22531

PURE STORAGE, INC.
Annual Meeting of Stockholders
June 20, 2019 10:00 AM PT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Charles Giancarlo, Timothy Riitters and Joseph FitzGerald, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PURE STORAGE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM PT on June 20, 2019, at www.virtualshareholdermeeting.com/PSTG2019, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side